                                                                    EXHIBIT 10.3

                                      LEASE
                                    (S/N 143)

                           DATED AS OF AUGUST 25, 2004

                                     BETWEEN

                               FLEET NATIONAL BANK
                                    AS LESSOR

                                       AND

                       PRIORITY FULFILLMENT SERVICES, INC.
                                    AS LESSEE

THIS IS COUNTERPART NO. __ OF A TOTAL OF 3 COUNTERPARTS. ONLY COUNTERPART NO. 1 SHALL BE CONSIDERED CHATTEL PAPER FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE AND A SECURITY INTEREST MAY BE PERFECTED ONLY BY POSSESSION OF COUNTERPART NO. 1.

                                TABLE OF CONTENTS

                                                                            Page
SECTION   1   Lease                                                           3
SECTION   2   Closing Conditions                                              3
SECTION   3   Term and Rent                                                   3
SECTION   4   Title; Quiet Enjoyment                                          4
SECTION   5   Disclaimer and Assignment of Warranties                         4
SECTION   6   Representations, Warranties and Agreements of Lessee            4
SECTION   7   Net Lease                                                       6
SECTION   8   Taxes                                                           6
SECTION   9   Compliance, Use and Maintenance                                 7
SECTION   10  Loss or Damage                                                  8
SECTION   11  Indemnification                                                 9
SECTION   12  Assignment, Sublease, Management and Chartering                10
SECTION   13  Events of Default and Remedies                                 11
SECTION   14  Notices; Reports and Further Assurances                        14
SECTION   15  Transaction Expenses                                           15
SECTION   16  Miscellaneous                                                  15
SECTION   17  Truth in Leasing                                               16

EXHIBIT A - Definitions
EXHIBIT B - Special Tax Indemnity Rider
EXHIBIT C - Warranty Bill of Sale
Insurance Addendum
Closing Terms Addendum
Purchase, Early Purchase and Renewal Option Addendum
Early Termination Option Addendum
Return Addendum
Lease Supplement
        Schedule No. 1 to Lease Supplement
        Schedule No. 2 to Lease Supplement
        Schedule No. 2-A to Lease Supplement
        Schedule No. 3 to Lease Supplement
        Schedule No. 4 to Lease Supplement

      This LEASE (S/N 143) (together with all Supplements, Exhibits, Riders and Addenda hereto, the "Lease") is made and entered into as of AUGUST 25, 2004, by and between FLEET NATIONAL BANK ("Lessor"), a Rhode Island corporation having an office at One Financial Plaza, Providence, RI 02903, and PRIORITY FULFILLMENT SERVICES, INC. ("Lessee"), a Delaware corporation having an office at 500 North Central Expressway, 5th Floor, Plano, Texas 75074. Certain capitalized terms as used in this Lease are defined in Exhibit A hereto, and such definitions are incorporated herein and made a part hereof as though set forth in full herein.

SECTION 1. LEASE. Subject to the terms and conditions provided in this Lease, Lessor agrees to lease the Aircraft to Lessee, and Lessee agrees to lease the Aircraft from Lessor. Lessor hereby appoints Lessee as Lessor's agent for the sole and limited purpose of accepting delivery of the Aircraft from the Supplier. The execution by Lessee of the Lease Supplement will evidence that the Aircraft is leased under, and is subject to all of the terms, provisions and conditions of, this Lease and shall constitute Lessee's unconditional and irrevocable acceptance of the Aircraft for all purposes of this Lease.

SECTION 2. CLOSING CONDITIONS. Lessor's obligations to purchase the Aircraft from the Supplier and to lease the Aircraft to Lessee shall be conditioned upon the satisfaction of all of the following conditions: (a) Lessor receives the Required Documents and Purchase Documents, in form and substance satisfactory to Lessor, at least one (1) Business Day prior to the anticipated closing date; (b) all representations and warranties in this Lease, including the Lease Supplement, are materially true and correct; (c) Lessee accepts the Aircraft from Supplier on Lessor's behalf, under the Purchase Documents and under this Lease, on the Acceptance Date (which date shall be no later than the Last Acceptance Date); and (d) (i) FAA Counsel confirms to Lessor that (A) it has received in escrow all of the FAA Documents, and (B) upon filing the FAA Documents, (1) title to the Airframe and the Engines will be vested in Lessor, and (2) the Aircraft (including the Airframe and Engines) will be free and clear of all Liens, other than this Lease, and (ii) Lessee authorizes (A) the release from escrow of all Required Documents and FAA Documents held by Lessor or its FAA Counsel or other counsel, and (B) Lessor or FAA Counsel to file the FAA Documents and any other filings at the FAA and any other applicable filing offices; provided, such authorization shall be deemed to have been automatically made by Lessee (whether or not so confirmed) immediately upon the receipt by Lessee, Supplier or any other Person (as directed in any pay proceeds letter executed by Lessee in connection with this Lease ) of the funds constituting the Lessor's Cost. Lessee acknowledges and agrees that (i) any advance of funds by Lessor prior to the satisfaction of all of the preceding conditions shall not constitute a waiver by Lessor of any such condition, and (ii) Lessee shall be irrevocably obligated to satisfy all of such conditions prior to the FAA filing deadline on the day on which such funds are received.

SECTION 3. TERM AND RENT.

      (a) Term. The lease of the Aircraft to Lessee shall commence on the Acceptance Date and end on the Expiration Date, unless extended or earlier terminated or cancelled pursuant to this Lease.

      (b) Rent. Lessee shall pay to Lessor the following daily and periodic rent amounts ("Basic Rent") (i) on the Acceptance Date, an amount equal to the product of the Daily Rent Percentage times the Lessor's Cost, for each day starting with the Acceptance Date, to but excluding the Rent Commencement Date ("Daily Rent"), and (ii) on the First Basic Rent Date and on each Basic Rent Date following that date, an amount equal to the product of the Lessor's Cost multiplied by the applicable Basic Rent Percentage set forth on Schedule No. 2A for the Basic Rent number corresponding to any such Basic Rent Date. Lessee shall also pay the following amounts as "Supplemental Rent" (together with all Basic Rent, the "Rent"): (i) as and when due, any other amount that Lessee is obligated to pay under this Lease to Lessor or others (including, Casualty Value and/or any amounts due pursuant to any Addendum), (ii) interest accruing at the Late Payment Rate on any Rent not paid when due, until paid, and (iii) the Administrative Charge with respect to any Rent not paid when due (as compensation to Lessor for the expenses attributable to Lessee's failure to pay, and not as a penalty). Lessee's obligation to pay Supplemental Rent shall survive the expiration, cancellation or other termination of this Lease. All payments of Rent shall be made to Lessor, in United States Dollars ("U.S. Dollars"), in immediately available funds on the date payable hereunder at the address designated by Lessor for payment, or by wire transfer to an account specified by Lessor, or at such other address or to such other Person as Lessor may direct by notice in writing to Lessee.

SECTION 4. TITLE; QUIET ENJOYMENT. Lessee acknowledges and agrees that upon Lessor's acquiring the Aircraft on the Acceptance Date, Lessor is and shall remain the owner of the Aircraft (unless Lessor sells the Aircraft pursuant to an applicable provision of this Lease), and Lessee shall not acquire any right, title or interest in or to the Aircraft except the right to use the Aircraft pursuant to the terms of this Lease. Lessor warrants that during the Term, so long as no Event of Default has occurred, Lessee's possession and use of the Aircraft shall not be interfered with by Lessor or anyone rightfully claiming an interest through Lessor. The preceding warranty is in lieu of all other warranties by Lessor, whether written, oral or implied, with respect to this Lease or the Aircraft, and without limiting the provisions of Section 7, any actual or purported breach of this warranty shall not give rise to any Abatement, and Lessor shall not be deemed to have modified in any respect the obligations of Lessee pursuant to Section 7, which obligations are and shall remain absolute, irrevocable and unconditional under all events and circumstances whatsoever.

SECTION 5. DISCLAIMER AND ASSIGNMENT OF WARRANTIES. LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE AIRCRAFT, INCLUDING ANY ENGINE, PART OR RECORD, OR ANY MATTER WHATSOEVER, INCLUDING, THE AIRCRAFT'S DESIGN, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF THE AIRCRAFT WITH ANY APPLICABLE LAW, CONFORMITY OF THE AIRCRAFT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE DOCUMENT OR TO THE DESCRIPTION SET FORTH IN THIS LEASE, OR ANY INTERFERENCE OR INFRINGEMENT (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 4), OR ARISING FROM ANY DEFECTS OR FROM ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR USAGE OF TRADE, NOR SHALL LESSOR BE LIABLE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND LESSEE HEREBY WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING. Without limiting the foregoing, Lessor will not be responsible to Lessee or any other Person with respect to, and Lessee agrees to bear sole responsibility for, any risk or other matter that is the subject of Lessor's disclaimer. So long as no Event of Default has occurred, Lessee may exercise Lessor's rights, if any, under any warranty of Manufacturer or Supplier with respect to the Aircraft. Lessee's exercise of such rights shall be at its sole cost and risk, shall not result in any prejudice to Lessor, and may be exercised only during the Term. Lessee shall not attempt to enforce any such warranty by legal proceeding without Lessor's prior written approval.

SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE. Lessee represents, warrants and agrees as follows:

      (a) Due Organization, Name, Organizational Number, Etc. Lessee has the form of business organization indicated and is and will remain duly organized and existing in good standing under the laws of the state specified in Schedule No. 2 and is duly qualified to do business wherever necessary to perform its obligations under this Lease, including the jurisdiction of the Primary Hangar Location. Lessee's exact legal name is as shown in the caption of this Lease; Lessee's organizational identification number and the address of Lessee's mail, chief executive offices and principal place of business are all as respectively set forth in Schedule No. 2. Lessee agrees that it shall not change its name, organizational number or any such address without prior written notice to Lessor. Within the previous four (4) years Lessee has not changed its name, done business under any other name, changed its chief place of business from its present location, or merged or been the surviving entity of any merger, except as disclosed to Lessor in writing.

      (b) Due Authorization; No Violation. This Lease has been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, does not require the approval of, or giving notice to, any governmental authority and does not contravene or constitute a default under any Applicable

Law, certificate or articles of incorporation or organization or by-laws or partnership certificate or agreement, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound.

      (c) Enforceability. This Lease has been duly executed and delivered by authorized representatives of Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws, and the equitable discretion of any court of competent jurisdiction.

      (d) Litigation; Claims There are no proceedings pending or, so far as the officers, managers, or members of Lessee know, threatened against or affecting Lessee or any of its property before any court, administrative officer or administrative agency that could impair Lessor's title to the Aircraft, or that, if decided adversely, could affect the financial condition or operations of Lessee or the ability of Lessee to perform its obligations under this Lease. Lessee has no pending claims and has no knowledge of any facts upon which a future claim may be based, against any prior owner, the Manufacturer or Supplier of the Aircraft, or of any Engine or part thereof for breach of warranty or otherwise.

      (e) Good Title. Lessor will be the owner of the Aircraft as of the Acceptance Date and will have good and marketable title to the Aircraft, free and clear of all Liens other than any Liens created in favor of Lessor under this Lease.

      (f) No Competing Lienholders. No Lien exists, or will hereafter attach, against the Aircraft, the Rent or any other rights under this Lease, or any Collateral, or any interest of Lessee or Lessor therein (other than any Lessor's Liens), pursuant to any mortgage, conditional sale or security agreement or other agreement to which Lessee or any Person claiming through Lessee is a party, nor will any of the transactions contemplated under this Lease constitute a breach of any provision of any such agreement.

      (g) MSP Contract. Commencing on the Acceptance Date and continuing throughout the Term, the MSP Contract shall be maintained in full force and effect and Lessee will provide Lessor with evidence satisfactory to Lessor of the acknowledgment of Honeywell, Inc. of the Lessor's rights and interests under such MSP Contract.

      (h) Wholly-owned Corporation. Lessee shall at all times during the Term of this Lease be a wholly-owned and controlled corporation of the Guarantor; provided, however, that any such ownership and/or control shall be in compliance with all Applicable Law and any and all FARs.

      (i) Due Organization and Authorization, Etc. Guarantor has the form of business organization indicated and is and will remain duly organized and existing in good standing under the laws of the state as specified in the Guaranty and is duly qualified to perform its obligations under the Guaranty. The Guaranty has been duly authorized by all necessary action on the part of Guarantor consistent with its form of organization, does not require the approval of, or giving notice to, any governmental authority and does not contravene or constitute a default under any Applicable Law, certificate or articles of incorporation or organization or by-laws or partnership certificate or agreement, or any agreement, indenture, or other instrument to which Guarantor is a party or by which it may be bound.

      (j) Binding Obligation. The Guaranty does not contravene or constitute a default under any Applicable Law, or any contract, mortgage, agreement, indenture, or other instrument to which Guarantor is a party or by which it may be bound.

      (k) Enforceability. The Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws, and the equitable discretion of any court of competent jurisdiction.

      (l) Litigation. There are no proceedings pending or, so far as the officers, managers, or members of Guarantor know, threatened against or affecting Guarantor or any of its property before any court, administrative officer or administrative agency that, if decided adversely, could materially affect the financial condition or operations of Guarantor or the ability of Guarantor to perform its obligations under the Guaranty.

      (m) Not a Consumer Transaction. The transaction contemplated in this Lease is not a "consumer transaction" as defined in the UCC and the Aircraft and any Collateral was not or will not be purchased or held primarily for personal, family, or household purposes.

      (n) Guarantor Obligations. Lessee shall cause the Guarantor to fully and timely comply with all the terms and provisions of the Guaranty, including, without limitation, any financial reporting requirements or obligations, and/or any financial covenants, requirements or obligations, set forth in such Guaranty.

SECTION 7. NET LEASE. This Lease is a net lease, and Lessee acknowledges and agrees that (a) Lessee's obligation to pay, and Lessor's right to receive, all Rent in accordance with this Lease shall be absolute, irrevocable, independent and unconditional and shall not be subject to (and Lessee hereby waives and agrees not to assert) any abatement, reduction, setoff, defense, counterclaim or recoupment (collectively, "Abatements") for any reason or under any circumstance whatsoever as to any such Rent, and without limiting the foregoing, Lessee also hereby waives any and all existing and future claims to any Abatement against or as to such Rent, (b) it will pay all such Rent regardless of any Abatement, and
(c) this Lease, and Lessee's payment and other obligations hereunder, are non-cancelable and non-terminable by Lessee (except as expressly provided in any Addendum).

SECTION 8. TAXES. Lessee agrees to: (a) (i) if permitted by law, file in Lessee's own name or on Lessor's behalf, directly with all appropriate taxing authorities all registrations, declarations, returns, inventories and other documentation with respect to any personal property taxes (or any other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to the Aircraft, and if not so permitted by law, to promptly notify Lessor and provide it with all information required in order for Lessor to timely file all such declarations, returns, inventories, or other documentation, and (ii) pay on or before the date when due all such taxes assessed, billed or otherwise payable with respect to the Aircraft directly to the appropriate taxing authorities, (b) (i) pay when due as requested by Lessor, and (ii) defend and indemnify Lessor on a net after-tax basis against liability for all license and/or registration fees, assessments, and sales, use, property, excise, privilege, value added and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon the Aircraft or with respect to landing, airport use, manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing (pursuant to this Lease, any sublease, or otherwise), chartering, operation, possession, use, return, or other disposition thereof or the Rent or other rentals hereunder (other than taxes on or measured solely by the net income of Lessor), and (c) defend and indemnify Lessor against any penalties, charges, interest or costs imposed with respect to any items referred to in (a) and (b) above (the items referred to in (a), (b), and (c) above being referred to herein as "Impositions"). Any Impositions which are not paid when due and which are paid by Lessor shall, at Lessor's option, become immediately due from Lessee to Lessor. Notwithstanding the foregoing, Lessee shall pay, indemnify Lessor for, and hold Lessor harmless on a net after-tax basis from and against, any Imposition on or measured by the net income of Lessor imposed against Lessor by any local or foreign government or other local or foreign taxing authority if and to the extent that Lessor would not have incurred such Imposition but for the operation or presence of the Aircraft within the jurisdiction imposing it. Lessee's obligations under this Section 8 shall survive any expiration, cancellation or other termination of this Lease.

SECTION 9. COMPLIANCE, USE AND MAINTENANCE.

      (a) Compliance and Use. On the Acceptance Date, and at all times thereafter until the Aircraft is returned to Lessor pursuant to this Lease, Lessee shall cause the Aircraft to be and remain duly registered in only the Lessor's name at the FAA, in accordance with the Transportation Code. Lessee agrees to comply with all Applicable Law related to this Lease and/or the Aircraft, including its operation, maintenance and security. Lessee will operate the Aircraft under and in compliance with Part 91 of the FARS, for purposes that are incidental to Lessee's business, and in a manner that is consistent with the transactions hereunder being deemed commercial (and not consumer) transactions under Applicable Law. This Lease is being made and the Aircraft will be used for business or commercial purposes, and not primarily for personal, family, or household purposes. Unless otherwise expressly permitted hereunder, Lessee shall not operate or permit the Aircraft to be operated for air taxi operations or otherwise under Part 135 of the FARS. The Aircraft shall be used solely in a passenger configuration for which Lessee is duly authorized by the FAA. Lessee will not operate or permit the Aircraft to be operated in any manner at any time or in any geographic area when or where insurance required by the provisions hereof shall not be in effect. Unless otherwise expressly permitted by Section 12 of this Lease, Lessee shall (i) retain operational control of the Aircraft at all times from the Acceptance Date until returning the Aircraft in accordance with this Lease; and (ii) base the Aircraft at the Primary Hangar Location set forth in Schedule No. 2. The Aircraft will, at all times be operated by duly qualified pilots having (a) the required FAA type rating for the Aircraft, (b) the required FAA pilot certificates and ratings, (c) a valid FAA Medical Certificate, (d) satisfied all security requirements imposed by any governmental authority having jurisdiction and (e) met any and all requirements established and specified by (i) the FAA, the Transportation Security Administration and any other applicable governmental authority and (ii) the insurance policies required under this Lease.

      (b) Use Outside of U.S. The Aircraft shall not be operated, used or located outside the Continental U.S. except that it may be flown temporarily to any country in the world for any purpose expressly permitted under this Lease. Notwithstanding the foregoing, the Aircraft shall not be flown, operated, used or located in, to or over any such country or area (temporarily or otherwise),
(i) which is excluded from the required insurance coverages, or would otherwise cause Lessee to be in breach of the insurance requirements or other provisions, of this Lease, (ii) with which the U.S. does not maintain favorable diplomatic relations, (iii) in any area of recognized or threatened hostilities, (iv) in violation of any Applicable Law, including any U.S. law or United Nations Security Council Directive, or (v) in a manner that causes it to be deemed to have been used or operated "predominantly" outside of the United States, as that phrase is used in Section 168(g)(1)(A) of the Code.

      (c) Maintenance and Operation. During the Term, Lessee shall (i) maintain, inspect, service, repair, overhaul and test the Airframe and each Engine and any APU in accordance with all Maintenance Requirements, all Applicable Law, and
(ii) maintain (in the English language) all Records in accordance with the Applicable Law and all Maintenance Requirements, and as required under this Lease. All maintenance procedures shall be performed in accordance with all Applicable Law and by properly trained, licensed, and certified maintenance sources and maintenance personnel utilizing replacement parts approved by the FAA and the Manufacturer, so as to keep the Airframe and each Engine, any APU and each Part in good operating condition, ordinary wear and tear, from proper use alone, excepted, and to enable the airworthiness certificate for the Aircraft to be continually maintained. Without limiting the foregoing, Lessee shall comply with all mandatory service bulletins and airworthiness directives by causing compliance to such bulletins and/or directives to be completed through corrective modification in lieu of operating manual restrictions.

      (d) Loaner Engines. In the event any Engine is damaged, being inspected, repaired or overhauled and provided no Event of Default or Default has occurred and is continuing, Lessee, at its option, may temporarily substitute another engine of the same make and model as the Engine being repaired or overhauled (any such substitute engine being hereinafter referred to as a "Loaner Engine") during the period of such repair or overhaul, and provided further (i) installation of the Loaner Engine is performed by a maintenance facility certified by the FAA and manufacturer with respect to an aircraft of this type,
(ii) the Loaner Engine is removed and the repaired or overhauled original Engine is reinstalled on the Airframe promptly upon completion of the repair or overhaul but in no event later than the earlier of ninety (90) days after removal, or the expiration, cancellation or earlier termination of this Lease, and (iii) the Loaner Engine is free and clear of any Lien that might impair Lessor's rights or interests in the Aircraft and is maintained in accordance herewith.

      (e) Additions, Alterations and Replacement Parts. Lessee may install on the Aircraft any additional accessory, device or equipment ("Additions") but only if such Additions (i) are ancillary to the Aircraft; (ii) are not required to render the Aircraft complete for its intended use by Lessee; (iii) will not impair the originally intended function or use of the Aircraft or diminish the value of the same; (iv) can be readily removed without causing material damage to the Aircraft; and (v) do not result in a Tax Loss. Title to each Addition not removed prior to the return of the Aircraft to Lessor shall immediately vest in Lessor upon such return without any payment by, or any cost or expense to, Lessor. Lessee shall make any alteration or modification ("Alterations") to the Aircraft that may at any time during the Term be required to comply with airworthiness directives or other Applicable Law. Lessee will promptly replace all Parts which become worn out, lost, stolen, taken, destroyed, damaged beyond repair or permanently rendered or declared unfit for use for any reason whatsoever. Lessee shall repair all damage to the Aircraft resulting from the installation and removal of Additions and/or Alterations so as to restore the Aircraft to its condition prior to installation. Alterations and/or replacement parts shall be deemed accessions, and title thereto shall be immediately vested in Lessor without cost or expense to Lessor. Except as permitted under this
Section 9(e) or as expressly permitted in the Aircraft Purchase Agreement, Lessee will not modify the Aircraft (including any change in configuration) or affix or remove any accessory to the Aircraft leased hereunder.

      (f) Aircraft Marking. Lessee agrees to (i) prominently display on the Aircraft the FAA Registration number, specified in Schedule No. 1 or such other "N" number as has been approved by and exclusively reserved to Lessor in its name and duly recorded with the FAA; and (ii) notify Lessor in writing thirty
(30) days prior to making any change in the appearance or coloring of the Aircraft.

      (g) Security. Without limiting Lessee's indemnities and other agreements under this Lease, Lessee hereby: (i) expressly assumes sole responsibility for the determination and implementation of all security measures and systems reasonably necessary or appropriate for the proper protection of the Aircraft (whether on the ground or in flight) against theft, vandalism, hijacking, destruction, bombing, terrorism or similar acts directly or indirectly affecting the Aircraft, any part thereof, or any persons who (whether or not on board the Aircraft) may sustain any injury or damage as a result of any such acts, and
(ii) agrees to provide to Lessor promptly upon request with evidence of Lessee's compliance with its obligations under this Section 9(g) (but in no event shall Lessor, in its capacity as lessor, owner or otherwise, be deemed to have any duty with respect to any security measures imposed by this Lease or applicable law, whether or not complied with by Lessee, as the full and exclusive assumption of responsibility by Lessee of such responsibility is of the essence of this Lease, and a condition to Lessor's participation in the transactions contemplated herein).

SECTION 10. LOSS OR DAMAGE.

      (a) Event of Loss with Respect to the Aircraft. Upon the occurrence of any Event of Loss with respect to the Airframe and/or Aircraft, Lessee shall notify Lessor within five (5) days of the date thereof. On (i) the second (2nd) Basic Rent Date immediately following the date of such notice, or (ii) if such Event of Loss occurs after the Last Basic Rent Date, within sixty (60) days after such notice (any such date described in subclause (i) or (ii) above the "Casualty Payment Date"), Lessee shall pay to Lessor any Rent then due, plus the Casualty Value of the Aircraft determined as of the Casualty Payment Date, (but if the Casualty Payment Date is after the last Basic Rent Date, the Casualty Value for such date shall be the amount equal to the Lessor's Cost multiplied by the applicable percentage set forth on Schedule No. 3 for the last Basic Rent Date or the corresponding Basic Rent number), together with interest at the Late Payment Rate for the period (if any) from the Casualty Payment Date through the date of payment. Upon making the applicable payment required hereby, Lessee's obligation to pay further Basic Rent for the Aircraft subsequent to such payment shall cease, but Lessee shall remain liable for, and pay as and when due, all Supplemental Rent. If recoverable, Lessor shall be entitled to recover possession of the Aircraft and to any salvage value in excess of the Casualty Value paid to Lessor, but subject to the requirements of any third party insurance carrier in order to settle an insurance claim. Lessor shall be entitled to receive and retain all amounts payable by the Manufacturer with respect to a Return to Manufacturer or by any governmental authority with respect to any Requisition of Use, as the case may be, except that such amounts received in good collected funds shall be applied against Lessee's obligation to pay Casualty Value or, so long as no Event of Default has occurred, remitted to Lessee (up to the amount of the Casualty Value paid by Lessee to Lessor in good and indefeasible funds). Lessor shall be under no duty to Lessee to pursue any claim against any Person in connection with an Event of Loss.

      (b) Event of Loss with Respect to an Engine or an APU. Upon an Event of Loss with respect to any Engine or any APU, but not the Airframe on which it was installed, Lessee shall (i) give Lessor prompt written notice thereof, (ii) by the earlier of the ninetieth (90th) day after the occurrence of such Event of Loss or the receipt of the applicable insurance proceeds, if any, duly convey to Lessor title to an engine or APU, as applicable, of the same make and model number as the Engine or any APU suffering the Event of Loss, and (iii) comply with the other provisions of this Section 10(b). Such engine or any APU, as applicable, shall be free and clear of all Liens, have a value, utility, and useful life at least equal to, and be in as good an operating condition as, the Engine or any APU suffering the Event of Loss, assuming such Engine or any APU was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Lessee shall furnish to Lessor such documents to evidence such conveyance as Lessor shall request. Upon full compliance by Lessee with the terms of this paragraph, Lessor will transfer to Lessee all of Lessor's right, title and interest, if any, in and to such Engine or any APU, which transfer shall be "AS-IS, WHERE-IS". Each such replacement engine or APU, as applicable, shall, after such conveyance to Lessor, be deemed an "Engine" or "APU", as applicable, as defined herein and shall be deemed part of the same Aircraft as was the Engine or any APU replaced thereby.

      (c) Risk of Loss. Lessee shall bear the risk of loss, theft, confiscation, taking, unavailability, damage or partial destruction of the Aircraft and shall not be released from its obligations hereunder in the event of any damage or Event of Loss to the Aircraft or any part thereof. Without limiting any other provision hereof, Lessee shall repair all damage to the Aircraft from any and all causes, including as provided in Sections 9(c) and (e), and shall provide written notice to Lessor of any Material Damage concurrently with its report of same to the applicable governmental authority, and if no such report is required, within ten (10) days of the occurrence of such damage. The required notice must be provided together with any damage reports provided to the FAA or any other governmental authority, the insurer or Supplier, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges.

      (d) Credit for Insurance Payments. If Lessor receives a payment under an insurance policy required under this Lease in connection with an Event of Loss of an Airframe and/or an Engine or any APU, and such payment is both unconditional and indefeasible, then provided no Default or Event of Default shall have occurred and be continuing, and Lessee shall have complied with the provisions of Section 10(a) or 10(b), Lessor shall either (i) remit such proceeds to Lessee up to an amount equal to (A) the amount paid by Lessee to Lessor as the Casualty Value pursuant to Section 10(a), or (B) the amount of the replacement costs actually incurred by Lessee with respect to the replacement of any Engine or APU pursuant to Section 10(b), or (ii) credit such proceeds against any amounts owed by Lessee pursuant to Section 10(a). Any excess insurance proceeds shall be retained by Lessor.

SECTION 11. INDEMNIFICATION. Lessee shall indemnify, protect, save, defend and keep harmless Lessor, its agents, employees, officers, directors, shareholders, subsidiaries, affiliates and Assignees (each an "Indemnitee"), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, demands, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever ("Claims") which may be imposed on, incurred by or asserted against any Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of (a) this Lease or any of the other Lease Documents, or the performance, breach (including any Default or Event of Default) or enforcement of any of the terms hereof or thereof, or (b) the Aircraft, including the assertion or enforcement of any manufacturer's, vendor's, dealer's or other supplier's warranties on the Aircraft or any part thereof, or the manufacture, inspection, construction, purchase, pooling, interchange, acceptance, rejection, ownership, titling or re-titling, delivery, lease, sublease, charter, possession, use, operation, maintenance, management, security, condition, registration or re-registration, sale, return, removal, repossession, storage or other disposition of the Aircraft or any part thereof or any accident in connection therewith, including, Claims involving or alleging environmental damage, criminal acts, hijacking, acts of terrorism or similar acts, product liability or strict or absolute liability in tort, latent and other defects (whether or not discoverable), for patent, trademark or copyright infringement and for any other risk or matter, the responsibility for which Lessee has agreed to bear in
Section 5, including any of the same that result in injuries, death, destruction, or other harm or loss to Persons or property, without regard as to who may have operational control of the Aircraft from time to time. Notwithstanding the foregoing, Lessee shall not be required to indemnify an Indemnitee under this Section 11 for (i) any Claim caused solely and directly by the gross negligence or willful misconduct of such Indemnitee (except as imputed by law), (ii) any Impositions, or (iii) any Claim in respect of the Aircraft arising from acts or events which occur after (A) the Aircraft has been redelivered to such Indemnitee in accordance with this Lease, and (B) any and all other obligations of any kind whatsoever of the Lessee under this Lease have been fully paid or performed, as the case may be, unless any such Claims were caused by Lessee, or anyone claiming through Lessee, or resulted directly or indirectly, from any acts, events or omissions of any kind whatsoever during the Term of this Lease. Lessee's obligations under this Section 11 shall survive any expiration, cancellation or other termination of this Lease. If any Claim is made against Lessee or an Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder.

SECTION 12. ASSIGNMENT, MANAGEMENT AND CHARTERING.

      (a) Lessee's Conveyances; and Liens. Except as expressly permitted below, Lessee shall not sell (or offer or advertise the sale of), assign, charter, sublease, timeshare, pool, interchange, convey, mortgage or otherwise transfer or encumber this Lease, the Aircraft, including any Engine, any APU or any Part or any Collateral, or its interest with respect thereto, and any such transfer or encumbrance, whether by operation of law or otherwise, shall be null and void, in all respects. In addition, Lessee shall not relinquish possession of the Airframe, any APU, or any Engine or Part or install any APU or any Engine or Part, or permit any APU or any Engine or Part to be installed, on any Airframe other than the Airframe leased hereunder except as expressly set forth herein. The foregoing shall not be deemed to prohibit the delivery of possession of the Aircraft, any APU, any Engine or Part to another Person for testing, service, repair, maintenance, overhaul or, to the extent permitted hereby, for alteration or modification. Lessee will not create or suffer to exist any Liens on or with respect to the Aircraft, any APU, any Engine or Part, any Collateral, or Lessee's interest therein other than Permitted Liens. Lessee will promptly take such action as directed by Lessor to duly discharge any such Lien. If Lessee fails to remove a Lien, Lessor may take such action as it deems appropriate to remove such Lien, but without waiving its other rights hereunder. Lessee shall reimburse Lessor on demand for any costs incurred by Lessor in connection with such action, together with interest at the Late Payment Rate.

      (b) Lessor's Conveyances. Lessor, may at any time, with or without notice to Lessee, grant a security interest in, sell, assign or otherwise transfer (an "Assignment") all or any part of its interest in the Lease Documents or the Aircraft or any Rent due or to become due hereunder, and Lessee shall perform all of its obligations under the Lease Documents, to the extent so transferred, for the benefit of the beneficiary of such Assignment (such beneficiary, including any successors and assigns, an "Assignee") except that the interest of any such Assignee shall be subject to Lessee's rights to the extent provided in this Lease. Lessee waives any right and agrees not to assert against any Assignee any defense, setoff, recoupment, claim, counterclaim or any other Abatement that Lessee may have against Lessor, unless expressly assumed by such Assignee, in which case, Lessor shall be relieved of any such assumed obligations. The foregoing waiver is not intended to contradict or otherwise limit or modify the provisions of Section 7. If so directed in writing, Lessee shall pay all Rent and all other sums due or to become due under the Lease Documents directly to the Assignee or any other party designated in writing by Lessor. Lessee acknowledges and agrees that Lessor's right to enter into an Assignment is essential to Lessor, and, accordingly, waives any restrictions under Applicable Law with respect to an Assignment and any related remedies. Upon the request of Lessor or any Assignee, Lessee also agrees (a) to promptly execute and deliver to Lessor or to such Assignee an acknowledgment of assignment in form and substance satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Lessor or Assignee, and (b) to comply with the reasonable requirements of any such Assignee in order to perfect any such assignment or transfer.

      (c) Successors and Assigns. This Lease shall be binding upon and inure to the benefit of, and may be enforced by (i) Lessor and its successors and other Assignees, or other express third party beneficiaries, and (ii) Lessee and its successors and assigns (subject to Section 12(a)).

      Notwithstanding the foregoing, provided that no Default or Event of Default has occurred and is continuing, Lessee may contract with the Manager to provide certain management services with respect to the Aircraft, and to charter the Aircraft to any customer of the Manager from time to time pursuant to the Management Agreement, in each case, as specified in the Consent to Management Agreement, subject to the satisfaction of the following conditions: (a) Manager is and remains a solvent, domestic corporation holding a current and valid Air Carrier Certificate issued by the FAA; (b) the average annual flight hours in charter operation shall not exceed 40% percent of the total average annual flight hours of the operation of the Aircraft and/or the charter operation (or chartering) shall not result in any loss of any Assumed Tax Benefits, and (c) the Management Agreement and any such charter entered into pursuant thereto (i) do not convey any Lien or other interest in or against the Aircraft, and (ii) expressly (A) remain, subject and subordinate to the Lease and the rights of Lessor hereunder and in and to the Aircraft (including, without limitation, Lessor's right to repossess the Aircraft and to avoid such Management Agreement or charter pursuant to Section 13(b) hereof), (B) do not permit any further disposition, (C) do not contain provisions that are inconsistent with the provisions of this Lease or cause Lessee to breach any of its representations, warranties or agreements under this Lease, and (D) otherwise conform to the Consent to Management Agreement. Lessor acknowledges that certain of the duties and obligations of Lessee hereunder may be performed by Manager, however, this acknowledgment on the part of Lessor does not constitute an acceptance by Lessor of such performance by Manager of such duties and obligations unless the performance of such duties and obligations fully and completely satisfies the requirements of the Lease. The terms and conditions of the Consent to Management Agreement are hereby incorporated herein by their reference. No such arrangement by Lessee will reduce any of the obligations of Lessee hereunder or the rights of Lessor hereunder, and all of the obligations of Lessee hereunder shall be and remain primary and shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety.

SECTION 13. EVENTS OF DEFAULT AND REMEDIES.

      (a) Events of Default. The term "Event of Default" means (i) non-payment of any Basic Rent, Supplemental Rent (including Casualty Value, if applicable) and/or any other amount due pursuant to any Rider, Addendum or Supplement hereto within ten (10) days after any or all of the same shall become due and payable, or, upon demand, any other amount required to be paid herein or in connection with any Rider, Addendum or Supplement hereto or under any other agreement with Lessor; (ii) failure to maintain, use, or operate the Aircraft in compliance with Applicable Law; (iii) any use of the Aircraft outside of the U.S. that is prohibited by this Lease, or use for any illegal purpose; (iv) failure to obtain, maintain and/or comply with all of the insurance coverages required under this Lease; (v) any prohibited transfer or encumbrance, or the existence of any unpermitted Lien, or any other action or circumstance that is prohibited by, or any violation of, Section 12(a); (vi) failure to return the Aircraft to Lessor on the date and in the manner required by this Lease; (vii) a default by Lessee under any loan, note, security agreement, lease, guaranty, conditional sale or other agreement with, or other financial obligation to, Lessor or its Affiliates; (viii) a default by Lessee in any payment or other obligation to any Person other than Lessor or its Affiliates, if the aggregate amount of such respective payment or obligation, or if the aggregate amount of the underlying agreement, document or obligation regarding any such default, is in excess of $1,000,000.00; (ix) a material inaccuracy in any representation or breach of warranty by Lessee (including any false or misleading representation or warranty) in any financial statement or Lease Document; (x) the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Lessee or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of this Lease or any other Lease Document in any such proceeding; (xi) the failure by Lessee generally to pay its debts as they become due and its admission in writing of such inability; (xii) the occurrence of any of the following events: (A) Lessee enters into any transaction of merger or consolidation, unless Lessee is the surviving corporation; (B) Lessee ceases to do business as a going concern, or liquidates, or dissolves; (C) Lessee sells, transfers, or otherwise disposes of all or substantially all of its assets or property, or enters into a leveraged buyout; (D) Lessee changes the form of organization of its business; (E) if privately owned, Lessee permits any substantial change in the ownership or control of its capital stock or membership interests such that less than 50% of such equity interest remain with the holder(s) of such equity interests as of the date of this Lease; or (F) if publicly held when it entered into this Lease, any change so that Lessee is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or no longer registered under Section 12 of the Securities Act of 1933, as amended, if it so reported or registered as of the date of this Lease; (xiii) a material adverse change in the business, operations, financial reporting, or financial condition of the Lessee or in its ability to comply with any Lease Documents since the date of this Lease as determined by Lessor, in its sole discretion and in good faith; (xiv) failure by Lessee to notify Lessor of any Default or Event of Default within ten (10) business days of its occurrence;
(xv) breach by Lessee of any other covenant, condition or agreement (other than those in items (i)-(xiv)) under this Lease or any of the other Lease Documents that continues for thirty (30) days after Lessor's written notice to Lessee (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period); (xvi) the repudiation or rescission, or attempted repudiation or rescission, or unenforceability of the Guaranty or any other Lease Document to which Guarantor is a party, or any allegation that the Guaranty or any such Lease Document is unenforceable; (xvii) Guarantor's failure generally to pay its debts as they become due and its admission in writing of such inability; (xviii) a material adverse change in the business, operations, financial reporting, or financial condition of Guarantor or in its ability to comply with the Guaranty or any other Lease Documents to which it is a party since the date of the Guaranty as determined by Lessor, in its sole discretion and in good faith; (xix) failure by Guarantor to notify Lessor of any Event of Default or event, which with the giving of notice or passing of time or both, would constitute an Event of Default, in each case, pertinent to Guarantor or the Guaranty, within ten (10) business days of its occurrence; (xx) any event or condition set forth in subsections (vii) through
(xii) of this Section 13(a) shall occur with respect to Guarantor or any other guarantor or other Person responsible, in whole or in part, for payment or performance of this Lease; (xxi) to the extent not already covered in any other subsection of this Section 13(a), any Default (as defined in the Guaranty) shall occur; or (xxii) if Lessee contracts with the Manager to provide, among other things, certain management services with respect to the Aircraft pursuant to
Section 12 of this Lease, any event or condition set forth in subsections (ii) through (v) and subsection (x) of this Section 13(a) shall occur with respect to the Manager.

      (b) Remedies. If an Event of Default occurs, Lessor may exercise any one or more of the following remedies (in its sole discretion): (i) proceed at law or in equity, to enforce specifically Lessee's performance or to recover damages; (ii) declare this Lease in default, and/or cancel this Lease or otherwise terminate Lessee's right to use of the Aircraft and Lessee's other rights, but not its obligations under this Lease, and Lessee shall immediately return the Aircraft to Lessor in accordance with the terms of this Lease; (iii) enter the premises where the Aircraft is located and take immediate possession of and remove (or disable in place) the Aircraft (and/or the APU, any Engines and Parts then unattached to the Aircraft) by self-help, summary proceedings or otherwise without liability; (iv) use Lessee's premises for storage as set forth in this Lease without liability; (v) sell, re-lease or otherwise dispose of the Aircraft (or any Engine or Part), whether or not in Lessor's possession, at public or private sale, with or without notice to Lessee, and apply or retain the net proceeds of such disposition, with Lessee remaining liable for any deficiency and with any excess being retained by Lessor, or keep the Aircraft idle; (vi) apply any deposit or other cash collateral, or any proceeds of any Collateral, at any time to reduce any amounts due to Lessor; (vii) demand and recover from Lessee the Liquidated Damages and other Rent whenever the same shall be due; (viii) terminate any Management Agreement and any charter, without regard as to the existence of any event of default thereunder and recover or cause Lessee and Manager to relinquish possession and return the Aircraft, including the Engines and Parts, pursuant to this Section 13, and/or exercise any and all other remedies under the Consent to Management Agreement, or in Lessee's stead, to the extent provided for under, or otherwise available to Lessee in connection with any Management Agreement; and (ix) exercise any and all other remedies allowed by Applicable Law, including the UCC. Without limiting the generality of the foregoing, (A) upon the occurrence of an Event of Default, Lessor may, among other things, demand and recover from Lessee the Casualty Value (calculated as contemplated in the definition of Liquidated Damages) or other applicable Liquidated Damages (in lieu of future Basic Rent, and not as a penalty) and other Rent then due, and/or demand that Lessee return the Aircraft in accordance with this Lease; and (B) if Lessee returns the Aircraft, and after Lessor disposes of it, Lessor will determine the amount, if any, of any credit or reimbursement or deficiency, as applicable, with respect to Lessee's obligation to pay such Casualty Value or other Liquidated Damages (all as contemplated in the definition of such term).

      (c) Lessor's Performance. If Lessee fails to perform any of its agreements contained in this Lease, including its obligations to keep the Aircraft free of Liens, comply with Applicable Law, or obtain the requisite insurance coverages, Lessor shall have the right, but shall not be obligated, to effect such performance and any expenses incurred by Lessor in connection with effecting such performance, together with interest thereon at the Late Payment Rate, shall be payable by Lessee promptly upon demand. Any such action shall not be a cure or waiver of any Default or Event of Default hereunder.

      (d) Power-of-Attorney. Lessee irrevocably appoints Lessor as its attorney-in-fact to act in Lessee's name and on its behalf to make, execute, deliver and file any instruments or documents (including any filings at the FAA), settle, adjust, receive payment, make claim or proof of loss, endorse Lessee's name on any checks, drafts or other instruments in payment of any insurance claims and to take any action as Lessor deems reasonably necessary or appropriate to carry out the intent of this Lease; provided, however, Lessor agrees that it will not exercise this power unless an Event of Default has occurred or a Default has occurred and is continuing. This appointment is coupled with an interest, is irrevocable, and shall terminate only upon payment in full of the obligations set forth in this Lease and/or any other Lease Documents.

      (e) Enforcement Costs. Lessee shall be liable for, and pay to Lessor upon demand, all costs, charges and expenses incurred by Lessor in enforcing or protecting its rights under this Lease, whether by reason of any Default or Event of Default, or otherwise, including, legal fees, disbursements, insurance, expert witness fees, consultant fees, repossession, taxes, lien removal, recovery, storage, inspection, appraisal, repair, costs of transportation, refurbishing, advertising and brokers' fees, and other carrying costs and costs of sale, re-lease or other disposition of the Aircraft.

      (f) Cumulative Remedies, Etc. No right or remedy is exclusive. Each may be used successively and cumulatively and in addition to any other right or remedy referred to above or otherwise available to Lessor at law or in equity, including, such rights and/or remedies as are provided for in the UCC, but in no event shall Lessor be entitled to recover any amount in excess of the maximum amount recoverable under applicable law with respect to any Event of Default. No express or implied waiver by Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon the occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided for or otherwise referred to herein. Lessee hereby waives any rights under the UCC to cancel or repudiate this Lease or any of the other Lease Documents, to reject or revoke acceptance of the Aircraft or any component thereof, to suspend performance, and to recover from Lessor any general, special, incidental or consequential damages, for any reason whatsoever. All remedies set forth herein shall survive the expiration, cancellation or other termination of this Lease for any reason whatsoever.

SECTION 14. NOTICES, REPORTS, FURTHER ASSURANCES AND INSPECTIONS.

      (a) Notices. All communications and notices provided for herein shall be in writing and shall become effective (i) upon hand delivery, or (ii) upon delivery by an overnight delivery service, or (iii) upon two (2) Business Days after being deposited in the U.S. mail with proper postage for first-class mail prepaid, sent by registered or certified mail, return receipt requested, and addressed to Lessor or Lessee at their respective addresses set forth under the signatures hereto or such other address as either party may hereafter designate by written notice to the other, or (iv) when sent by telecopy (with customary confirmation of receipt of such telecopy) on the Business Day when sent or upon the next Business Day if sent on other than a Business Day.

      (b) Reports. Lessee will provide Lessor with the following in writing within the time periods specified: (i) notice of any Lien which attaches to the Aircraft, and the full particulars of the Lien, within ten (10) days after Lessee becomes aware of the Lien; (ii) (A) Guarantor's consolidated balance sheet and statement of retained earnings, prepared in accordance with GAAP, certified by a recognized firm of certified public accountants, within ninety
(90) days of the close of each fiscal year of Guarantor, (B) Guarantor's consolidated quarterly financial report certified by the chief financial officer of Guarantor, within forty-five (45) days of the close of each fiscal quarter of Guarantor, (C) all of Guarantor's Forms 10-K and 10-Q, if any, filed with the SEC within thirty (30) days after the date on which they are filed (by furnishing these SEC Forms, or making them publicly available in electronic form, Lessee shall be deemed to have satisfied the requirements of clauses
(b)(ii)(A), (B), or (C)); (iii) notice to Lessor of any change of the Primary Hangar Location, ten (10) days prior to any such change; (iv) notice of any loss or damage to the Aircraft in accordance with Section 10; (v) notice of any accident involving the Aircraft causing bodily injury or property damage to third parties, within five (5) days of such accident; and (vi) ten (10) days prior to the policy expiration date for any insurance coverage required by this Lease, evidence (having the form and substance consistent with Section 2(g) of the Closing Terms Addendum) of the renewal or replacement of such coverage complying with the terms hereof. Lessee will also provide Lessor with the following in writing promptly upon Lessor's request: (i) a copy of any insurance policy required by this Lease; (ii) notice to Lessor of the Aircraft's location, and the location of all Records relating to the Aircraft and its use, maintenance and/or condition; (iii) such information as may be necessary to enable Lessor to file any reports required by any governmental authority due to Lessor's ownership of the Aircraft; (iv) copies of any manufacturer's maintenance service program contract for the Airframe or Engines; (v) copies of all Records evidencing Lessee's compliance with FAA airworthiness directives and mandatory service bulletins and of compliance with the provisions of Section 9 hereof and of the Return Addendum, and any other requested Records; and (vi) such other reports or information as Lessor may reasonably request.

      (c) Further Assurances. Lessee will promptly execute or otherwise authenticate any documents, filings and other records, including, amendments to this Lease, UCC and FAA filings and acknowledgments of assignment, and will take such further action as Lessor may reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect Lessor's rights and remedies under this Lease, or otherwise with respect to the Aircraft and/or the Collateral. Lessee irrevocably authorizes Lessor to file UCCs with respect to the Aircraft or Collateral. Lessee agrees not to file any corrective or termination statements with respect to any UCC or other filings relating to the Aircraft or any Collateral. Lessee agrees to cause Guarantor to furnish to Lessor, from time to time, such information relating to Guarantor as Lessor shall reasonably request.

      (d) Inspection. Lessor shall have the right, but not the duty, to inspect the Aircraft, any component thereof and/or the Records, at any reasonable time and from time to time, wherever located, upon reasonable prior written notice to Lessee; except that no advance notice shall be necessary prior to any inspection conducted, and such inspection may be conducted at any time, after the occurrence of a Default or an Event of Default. Upon request of Lessor, Lessee shall promptly confirm to Lessor the location of the Aircraft and/or the Records. Lessee shall be responsible for the cost of any inspection conducted after the occurrence of a Default or an Event of Default, and shall pay Lessor such amount as additional Rent within ten (10) days of demand.

SECTION 15. TRANSACTION EXPENSES. Without limiting any other provision of this Lease, Lessee shall perform and comply with all of its obligations, and possess, use, operate, insure, maintain, and comply with Applicable Law, service, return and/or store the Aircraft (or cause any or all of the same to be done) and take all other actions contemplated in this Lease and the other Lease Documents at its sole risk, cost and expense. Lessee shall pay all fees, costs and expenses actually incurred by or on behalf of Lessor at any time in connection with this Lease, whether or not the transactions contemplated hereby are consummated, including, without limitation, appraisal and inspection fees, Lessor's counsel (provided, that the fees, costs and expenses relating only to the execution and delivery of this Lease and the Lease Supplement and payable by the Lessee shall not, in the aggregate, exceed $30,000.00, but shall not be limited as to any other fees, costs and expenses, including, without limitation, attorneys' fees and expenses, incurred by or behalf of Lessor at any time after the execution and delivery of this Lease and the Lease Supplement) and FAA Counsel's fees and expenses, UCC, FAA or other applicable title and lien searches, reports, filing and recording fees, charges and taxes, and costs and expenses incurred in connection with Lessee's exercise of any option or other right granted under, or any amendment or other modification to any of, the Lease Documents.

SECTION 16.  MISCELLANEOUS.

      (a) Interpretation. Time is of the essence in the payment and performance of all of Lessee's obligations under this Lease. Any provision of this Lease which may be determined to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective in such jurisdiction to the extent thereof without invalidating the remaining provisions of this Lease. The division of this Lease into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Lease. The execution hereof on behalf of Lessee and Lessor shall be deemed to constitute the acceptance by Lessee and Lessor of the terms and conditions of each and every addendum, rider, supplement, schedule, annex and exhibit hereto as if such document was separately and individually executed on behalf of such party hereto and shall constitute a part of this Lease. THIS LEASE MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY THE PARTIES HERETO ON SEPARATE COUNTERPARTS. ONLY COUNTERPART NO. 1 OF THIS LEASE AND THE LEASE SUPPLEMENT SHALL BE CONSIDERED "CHATTEL PAPER" FOR PURPOSES OF THE UCC.

      (b) Granting Clause. In order to secure the prompt and full payment and performance as and when due of any and all obligations and indebtedness of Lessee to Lessor, now existing or hereafter created of any kind whatsoever, Lessee hereby collaterally assigns, grants, and conveys to Lessor, a security interest in and lien on all of Lessee's right, title and interest in and to all of the following (the "Collateral"): (i) this Lease and any present and future subleases, management agreements, interchange agreements, charter agreements, purchase agreements and any other present and future agreements of any kind whatsoever relating to the Aircraft or any part thereof and all rent, charter payments, reimbursements and other disbursements, remittances or other amounts payable with respect thereto; (ii) (in the event that contrary to the intentions of Lessee and Lessor, a court determines that this Lease is not a "true" lease under the UCC) the Aircraft and all present and future parts, accessories, accessions and attachments thereto, and all present and future replacements, substitutions and exchanges for such goods; and (iii) proceeds of the foregoing, including all related goods, accounts, chattel paper, documents, instruments, general intangibles, letters of credit, letters of credit rights, investment property, deposit accounts, and supporting obligations, insurance proceeds, warranty and requisition payments, and all present and future books and records relating to any of the foregoing and/or the Aircraft (including, without limitation, all tapes, cards, computer programs, computer runs and computer data in the possession or control of the Lessee, any computer service bureau, or other third party). The collateral assignment, security interest and lien granted herein shall survive the termination, cancellation or expiration of this Lease until such time as Lessee's obligations under this Lease are fully and indefeasibly discharged.

      (c) Entire Agreement. This Lease, and each of the other Lease Documents, the Purchase Documents, and Required Documents, collectively constitute, and are intended to collectively constitute, the complete and exclusive statement of the terms of the agreement between Lessor and Lessee with respect to the purchase and leasing of the Aircraft. This Lease, the Purchase Documents, and the other Required

Documents cancel and supersede any and all prior or contemporaneous oral or written understandings, memoranda, negotiations, communications, agreements, and other records, with respect thereto including, any proposal letter, commitment letter, and/or term sheet delivered to the Lessee by Lessor, or to Lessor by Lessee. NO TERM OR PROVISION OF THIS LEASE MAY BE AMENDED, ALTERED, WAIVED, DISCHARGED, OR TERMINATED EXCEPT IN A WRITING SIGNED BY A DULY AUTHORIZED OFFICER OF THE PARTY AGAINST WHOM THE ENFORCEMENT OF THE AMENDMENT, ALTERATION, WAIVER, DISCHARGE OR TERMINATION IS SOUGHT.

      (d) Governing Law, Choice of Forum and Jury Trial Waiver. Lessee acknowledges and agrees that this Lease has been executed and delivered in Rhode Island; however, BOTH PARTIES AGREE THAT THIS LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF BOTH PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE. Lessee hereby irrevocably consents and agrees that any legal action, suit, or proceeding arising out of or in any way in connection with this Agreement may be instituted or brought in the courts of the State of New York or the U.S. District Court for the Southern District of New York, as Lessor may elect, and by execution and delivery of this Lease, Lessee hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of any such court, and to all proceedings in such courts. LESSEE ALSO HEREBY KNOWINGLY AND FREELY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING HEREFROM OR IN RELATION HERETO.

SECTION 17. TRUTH IN LEASING. THE AIRCRAFT, AS EQUIPMENT, BECAME SUBJECT TO THE MAINTENANCE REQUIREMENTS OF PARTS 91 AND/OR 135, AS APPLICABLE, OF THE FEDERAL AVIATION REGULATIONS ("FARS") UPON THE REGISTRATION OF THE AIRCRAFT WITH THE FAA. LESSEE CERTIFIES THAT DURING THE TWELVE (12) MONTHS (OR PORTION THEREOF DURING WHICH THE AIRCRAFT HAS BEEN SUBJECT TO U.S. REGISTRATION) PRECEDING THE EXECUTION OF THIS LEASE, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PARTS 91 AND/OR 135, AS APPLICABLE, OF THE FARS. LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PARTS 91 AND/OR 135, AS APPLICABLE, OF THE FARS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. UPON EXECUTION OF THIS LEASE, AND DURING THE TERM HEREOF, THE LESSEE, WHOSE NAME AND ADDRESS ARE SET FORTH IMMEDIATELY BELOW, ACTING BY AND THROUGH THE SIGNATORY HERETO, WHO EXECUTES THIS SECTION SOLELY IN HER/HIS CAPACITY OF THE LESSEE SET FORTH BELOW HER/HIS SIGNATURE, CERTIFIES THAT LESSEE SHALL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE (WHILE IT HAS POSSESSION OF THE AIRCRAFT), UNLESS OPERATIONAL CONTROL OF THE AIRCRAFT IS PROVIDED TO AN AIR TAXI OPERATOR CERTIFICATED UNDER PART 135 OF THE FARS, IF AND TO THE EXTENT PERMITTED HEREUNDER. THE LESSEE FURTHER CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FARS, PROVIDED HOWEVER, THAT THE LESSEE SHALL NOT BE DEEMED TO BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT FOR SO LONG AS THE AIRCRAFT IS IN POSSESSION OF ANY SUCH AIR TAXI OPERATOR HAVING OPERATIONAL CONTROL TO THE EXTENT PERMITTED HEREUNDER. AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FARS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION FLIGHT STANDARD DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

                      [this space intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed as of the date first written above by their respective officers thereunto duly authorized.

Lessor:                                   Lessee:
FLEET NATIONAL BANK                       PRIORITY FULFILLMENT SERVICES, INC.

By:__________________________________     By:__________________________________

Title:_______________________________     Title:_______________________________

Print Name:__________________________     Print Name:__________________________

Address: c/o Fleet Capital Corporation    Address: 500 North Central Expressway,
         One Financial Plaza, 5th Floor             5th Floor Plano, Texas 75074
         Providence, RI  02903

THIS IS COUNTERPART NO. __ OF A TOTAL OF 3 COUNTERPARTS. ONLY COUNTERPART NO. 1 SHALL BE CONSIDERED CHATTEL PAPER FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE AND A SECURITY INTEREST MAY BE PERFECTED ONLY BY POSSESSION OF COUNTERPART NO. 1.

                                    EXHIBIT A

                                   DEFINITIONS

(a) All References in the Lease to designated Sections and other subdivisions are to such designated Sections and other subdivisions only, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Lease as whole and not to any particular Section or other subdivision.

(b) Except as otherwise indicated, all the agreements and instruments defined herein or in the Lease shall mean such agreements and instruments as the same may from time to time be supplemented or amended, or as the terms thereof may be expressly waived or modified to the extent permitted by, and in accordance with, the terms thereof.

(c) The word "including" means including without limitation.

(d) The terms defined herein and in the Lease shall, for purposes of the Lease and the Lease Supplement, addenda, riders, annexes, schedules, and exhibits thereto, have the meanings assigned to them and shall include the plural as well as the singular as the context requires.

(e) The following terms shall have the following meanings for all purposes of the Lease:

Basic Rent Date, Basic Rent Percentage, Basic Term, Renewal Term, Daily Rent Percentage, Expiration Date, First Basic Rent Date, Last Acceptance Date, Last Basic Rent Date, Lessor's Cost, Primary Hangar Location, and Rent Commencement Date shall have the meanings set forth in Schedules No. 2 and 2-A to the Lease.

Abatements shall have the meaning set forth in Section 7 of the Lease.

Acceptance Date shall mean the date on which Lessee irrevocably and unconditionally accepts the Aircraft for lease under the Lease as evidenced by the execution and delivery of the Lease Supplement dated such date (and is set forth in the Lease Supplement).

Additions shall have the meaning set forth in Section 9 of the Lease.

Administrative Charge shall mean an amount equal to five percent (5%) of the amount payable to which such charge applies.

Affiliate shall mean any affiliated person, firm or entity controlling, controlled by or under common control with Lessee or Lessor, as applicable.

Aircraft Purchase Agreement shall mean that certain Swap Agreement dated as of August 10, 2004 between Lessee and Supplier and any and all schedules, supplements, riders, consents, amendments or modifications to said Swap Agreement and any exhibits executed or delivered in connection therewith.

Alterations shall have the meaning set forth in Section 9 of the Lease.

Aircraft shall mean (i) the Airframe, (ii) the Engines, (iii) any APU, and (iv) the Records.

Airframe shall mean (i) the Aircraft described in Schedule No. 1, and shall not include the Engines or any APU, and (ii) any and all Parts from time to time incorporated in, installed on, or attached to such Aircraft and any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the applicable terms of the Lease after removal from the Aircraft.

Applicable Law shall mean all applicable laws including all statutes, treaties, conventions, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority as amended and revised, and any judicial or administrative interpretation, of any of the same, including the airworthiness certificate issued with respect to the Aircraft, all FARS, Supplemental FARS, airworthiness directives, and/or any of the same relating to noise, the environment, national security, public safety, exports or imports or contraband.

APU shall mean any auxiliary power unit described and listed by manufacturer's serial number in Schedule No. 1 and currently installed on the Airframe whether or not thereafter installed on such Airframe or any other airframe from time to time; (ii) any auxiliary power unit which may from time to time be substituted, pursuant to the applicable terms of the Lease, for any auxiliary power unit leased hereunder; and (iii) in each case set forth in clauses (i) and (ii) hereof, with any and all Parts incorporated in or installed on or attached to any such auxiliary power unit, engine or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the applicable terms of the Lease after removal from any such auxiliary power unit. The term "APU" means, as of any date of determination, any auxiliary power unit leased hereunder.

AS-IS, WHERE-IS shall mean "AS-IS WHERE-IS", AND "WITH ALL FAULTS", WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND WHATSOEVER, BY, OR ANY RECOURSE OF ANY KIND WHATSOEVER TO, LESSOR.

Assignee shall have the meaning set forth in Section 12 of the Lease.

Assignment shall have the meaning set forth in Section 12 of the Lease.

Assumed Tax Benefits shall have the meaning set forth in the Special Tax Indemnity Rider to the Lease.

Basic Rent shall have the meaning set forth in Section 3 of the Lease.

Business Day shall mean any day other than a Saturday, Sunday or other day on which banks located in Providence, Rhode Island are closed or are authorized to close.

Casualty Payment Date shall have the meaning set forth in Section 10(a) of the Lease.

Casualty Value for any Basic Rent Date shall be the amount equal to the Lessor's Cost multiplied by the applicable percentage set forth on Schedule No. 3 for such Basic Rent Date (or the corresponding Basic Rent number), or if the Casualty Payment Date is after the last Basic Rent Date, the Casualty Value for such date shall be the amount equal to the Lessor's Cost multiplied by the applicable percentage set forth on Schedule No. 3 for the last Basic Rent Date (or the corresponding Basic Rent number); provided, however, in the case of an Event of Loss covered by the insurance covering loss or damage to the Aircraft required to be maintained by Lessee pursuant to the Lease (or which would have been covered by such insurance, had such insurance been maintained as required), Casualty Value shall mean the higher of Fair Market Sales Value or the amount equal to the Lessor's Cost multiplied by the applicable percentage set forth on Schedule No. 3 for the applicable Basic Rent Date (or the corresponding Basic Rent number).

Claims shall have the meaning set forth in Section 11 of the Lease.

Collateral shall have the meaning set forth in Section 17(b) of the Lease.

Code shall have the meaning set forth in the Special Tax Indemnity Rider.

Consent to Management Agreement shall mean any Consent to Management Agreement (Charter) Agreement and Assignment required by Lessor in connection with the Lease and which shall be in form and substance satisfactory in all respects to Lessor.

Daily Rent shall have the meaning set forth in Section 3 of the Lease.

Default shall mean an event or circumstance which, after the giving of notice or lapse of time, or both, would become an Event of Default.

Early Purchase Date shall mean each of the Basic Rent Number(s) designated as such on Schedule No. 2-A to the Lease Supplement.

Early Purchase Option Amount shall be the amount payable by the Lessee in the event that it exercises its option to purchase the Aircraft pursuant to paragraph (e) of the Purchase, Early Purchase and Renewal Option Addendum to the Lease, and shall be determined by multiplying the Lessor's Cost of the Aircraft by the percentage set forth opposite the applicable Early Purchase Date set forth on Schedule No. 2-A to the Lease Supplement.

Engine shall mean (i) each of the engines described and listed by manufacturer's serial numbers in Schedule No. 1 and currently installed on the Airframe covered by such Lease Supplement whether or not thereafter installed on such Airframe or any other airframe from time to time; (ii) any engine which may from time to time be substituted, pursuant to the applicable terms of the Lease, for an Engine leased hereunder; and (iii) in each case set forth in clauses (i) and
(ii) hereof, with any and all Parts incorporated in or installed on or attached to such Engine, engine or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the applicable terms of the Lease after removal from such Engine. The term "Engines" means, as of any date of determination, all Engines leased hereunder.

Estimated Annual Hours shall mean the anticipated number of average annual flight hours as shown on Schedule No. 2-A.

Event of Default shall have the meaning set forth in Section 13 of the Lease.

Event of Loss with respect to the Aircraft, the Airframe or any Engine or any APU, shall mean any of the following events with respect to such property (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss; (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property by the act of any government (foreign or domestic) or of any state or local authority or any instrumentality or agency of the foregoing ("Requisition of Use"); (iv) as a result of any rule, regulation, order or other action by any government (foreign or domestic) or governmental body (including, without limitation, the FAA or any similar foreign governmental body) having jurisdiction, the use of such property shall have been prohibited, or such property shall have been declared unfit for use, for a period of six (6) consecutive months, unless Lessee, prior to the expiration of the six-month period, shall have undertaken and, in the reasonable opinion of the Lessor, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee or, in any event, if use shall have been prohibited, or such property shall have been declared unfit for use, for a period of twelve (12) consecutive months (unless waived by Lessor in its sole and absolute discretion) or such prohibition shall exist on the expiration or earlier cancellation or termination of the Lease; (v) with respect to an Engine or any APU, the removal thereof from the Airframe for a period of six (6) consecutive months or longer, whether or not such Engine or any APU, as the case may be, is operational, or (unless waived by Lessor in its sole and absolute discretion) such prohibition shall exist on the expiration or earlier cancellation or termination of the Lease; (vi) an Engine or any APU is returned to the Manufacturer, other than for modification in the event of patent infringement or for repair or replacement (any such return being herein referred to as a "Return to Manufacturer"); or (vii) (unless waived by Lessor in its sole and absolute discretion) the Aircraft is not returned to Lessor upon the expiration or earlier termination or cancellation of the Lease, unless Lessee or a third party purchaser purchases the Aircraft pursuant to Lessee's exercise of an option contemplating such purchase under any applicable provision of the Lease. The date of such Event of Loss shall be the date of such theft, disappearance, destruction, damage, Requisition of Use, prohibition, unfitness for use for the stated period, removal for the stated period or Return to Manufacturer. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. An Event of Loss with respect to any Engine or any APU shall not, without loss of the Airframe, be deemed an Event of Loss with respect to the Aircraft.

Excess Hours shall have the meaning set forth in the definition of Fair Market Sales Value.

FAA shall mean the U.S. Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration and the Department of Transportation, or any person, governmental department, bureau, authority, commission or agency succeeding to the functions of any of the foregoing, including, where applicable, the Transportation Security Administration.

FAA Counsel shall mean Daugherty, Fowler, Peregrin & Haught, 204 North Robinson, Suite 900, Oklahoma City, Oklahoma 73102, or such other counsel as Lessor may designate.

FAA Documents shall have the meaning set forth in the Closing Terms Addendum.

Fair Market Sales Value and Fair Market Rental Value shall mean those certain values determined on the following basis: (i) the subject value shall be the amount which would be obtained in an arm's length transaction between an informed and willing buyer or lessee (who is neither a lessee in possession nor a used equipment dealer), and an informed and willing seller or lessor, as the case may be, under no compulsion to sell or lease, as the case may be; (ii) the costs of removal of the Aircraft from its then location shall not be a deduction from such value; and (iii) in determining any such value, it shall be assumed (whether or not the same be true) (A) that the Aircraft has been maintained by Lessee and is in the condition in which it is required to be returned to Lessor, in each case, in accordance with the Lease, (B) such value has not been diminished due to the existence of any damage history, and (C) that the total number of Airframe hours (including any component with hourly overhaul schedules) accumulated from the Acceptance Date to the Expiration Date or other date of termination or cancellation do not exceed the product of Estimated Annual Hours times the number of twelve month periods and any portion thereof, from the Acceptance Date to such expiration, termination, or cancellation date (any such excess, the "Excess Hours").

FARs shall mean the Federal Aviation Regulations, any Supplemental Federal Aviation Regulations and all successor regulations thereto.

GAAP shall mean generally accepted accounting principles consistently applied.

Guarantor shall mean PFSWeb, Inc., a Delaware corporation with its principal place of business and chief executive office at 500 North Central Expressway, 5th Floor, Plano, Texas 75074.

Guaranty shall mean the Guaranty dated as of August 25, 2004 executed by PFSWeb, Inc., a Delaware corporation, having an office at 500 North Central Expressway, 5th Floor, Plano, Texas 75074, in favor of the Lessor and any and all schedules, supplements, riders, consents, amendments or modifications to said Guaranty and any exhibits executed or delivered in connection therewith.

Impositions shall have the meaning set forth in Section 8 of the Lease.

Late Payment Rate shall mean the lesser of a rate equal to 1.5% per month or the highest rate permitted by Applicable Law. The Late Payment Rate shall be computed on the basis of a 360 day year and a 30 day month.

Lease Documents shall mean the Lease (including the Lease Supplement), and all documents, instruments and agreements entered into or provided by Lessee, any guarantors and or other third party pursuant to or in connection with the Lease.

Lease Supplement shall mean a supplement to the Lease to be entered into as of the Acceptance Date by Lessee, which supplement shall be substantially in the form as attached to the Lease, and upon execution by Lessee shall constitute a part of the Lease.

Lessor's Liens shall mean any Liens created or granted by Lessor resulting from claims against Lessor not related to Lessor's ownership of the Aircraft or otherwise contemplated under the Lease.

Liens shall mean all liens, charges, security interests, leaseholds, and encumbrances of every nature and description whatever, including, without limitation, any of the same arising in connection with or created by any Impositions, (other than Lessor's Liens) and rights of third parties under management, charter, pooling, interchange, sublease, timeshare, overhaul, repair or other similar agreements or arrangements.

Liquidated Damages shall mean the liquidated damages (all of which, Lessee hereby acknowledges and agrees, are damages to be paid in lieu of future Basic Rent and are reasonable in light of the anticipated harm arising by reason of an Event of Default, and are not a penalty) described in parts (i), (ii), or (iii) below, as determined by whether the Aircraft is returned or otherwise recovered, and if returned or recovered, the time and manner of the disposition of the
Aircraft:

      (i) If Lessor recovers and sells the Aircraft, or Lessee has not returned the Aircraft in the manner and condition required by the Lease, an amount calculated as the Casualty Value of the Aircraft (determined as of the next Basic Rent Date after the date of the occurrence of the subject Event of Default), together with all other Rent due hereunder as of such determination date, less a credit for any disposition proceeds, if applicable pursuant to the application provisions in the next sentence. If Lessor demands the liquidated damages under this part (i), and recovers and sells the Aircraft, any proceeds of such disposition by Lessor, to the extent received by Lessor in good and indefeasible funds, shall be applied by Lessor (A) first, to pay all costs, charges and expenses, payable pursuant to Section 13, (B) second, to pay to Lessor an amount equal to any unpaid Rent due and payable, together with the liquidated damage amounts specified in this part (i), to the extent not previously paid, (C) third, to pay to Lessor any interest accruing on the amounts covered by the preceding clauses, at the Late Payment Rate, from and after the date the same become due and payable pursuant to the terms hereof through the date of payment, and (D) fourth, to reimburse Lessee for such amounts to the extent paid by Lessee as liquidated damages pursuant to this part
(i) (up to the amount of the Casualty Value calculated as provided in the first sentence of this part (i)). Any amount remaining thereafter shall be retained by Lessor as owner of the Aircraft.

      (ii) If Lessor recovers the Aircraft and disposes of it pursuant to a lease which is substantially similar to the Lease, then an amount equal to the sum of (A) any accrued and unpaid Rent under the Lease as of the date of commencement (the "Commencement Date") of the term of the new lease, plus (B) the present value as of the Commencement Date of the total Basic Rent for the then remaining term of the Lease, minus (C) the present value as of the Commencement Date of the rent payable under the new lease, but only for the period of the new lease term which commences on the commencement date of the new lease and expires on the Expiration Date of the Lease.

      (iii) If Lessor recovers the Aircraft and disposes of it by a lease that is not substantially similar to the Lease, or elects not to dispose of the Aircraft, an amount equal to the sum of (A) any accrued and unpaid Rent as of the date Lessor repossesses the Aircraft or such earlier date as Lessee tenders possession of the Aircraft to Lessor, plus (B) the present value as of the date of delivery under clause (A) of the total Basic Rent for the then remaining Term of the Lease, minus (C) the present value, as of that certain date which may be determined by taking into account Lessor's having a reasonable opportunity to repossess and remarket the Aircraft, of the "market rent" (as computed pursuant to Article 2-A of the UCC) in the continental U.S. on that date, computed for the same lease term; provided, however, Lessee acknowledges and agrees that if Lessor is unable after reasonable effort to dispose of the Aircraft at a reasonable price or the circumstances reasonably indicate that such an effort will be unavailing, the "market rent" in such event will be deemed to be $0.00, but in the event that Lessor does eventually re-lease or otherwise dispose of the Aircraft, it will apply the net proceeds of such disposition, to the extent received in good and indefeasible funds, as a credit or reimbursement, as applicable, in a manner consistent with the applicable provisions of Article 2-A.

For purposes of computing liquidated damages under parts (ii) or (iii) above only, any amounts discounted to present value, shall be discounted at the rate of the Index Rate plus one percent (1%) per annum, compounded annually. For purposes of computing liquidated damages under parts (ii) or (iii) above only, "Index Rate" shall mean the "one-month" "London Interbank Offered Rate (LIBOR)" as published in The Wall Street Journal in effect, as the case may be, two days prior to the Acceptance Date. Lessor shall have no obligation to make any of the remittances to Lessee that are contemplated in any part of this definition if Lessor has paid such amounts to any guarantor or other Person having a right of subrogation with respect to such amounts, or such guarantor or other Person has demanded the payment of such amount.

Loaner Engine shall have the meaning set forth in Section 9(d) of the Lease.

Maintenance Requirements shall mean, with respect to the Airframe, any Engine, any APU or any Part, all compliance requirements set forth in or under (i) all maintenance manuals initially furnished with respect thereto, including any subsequent amendments or supplements to such manuals issued by the Manufacturer or Supplier from time to time, (ii) all mandatory service bulletins issued, supplied, or available by or through the Manufacturer and/or the Manufacturer of any Engine, any APU or Part with respect thereto, (iii) all applicable airworthiness directives issued by the FAA or similar regulatory agency having jurisdictional authority, (iv) all conditions to the enforcement of any warranties pertaining thereto, (v) Lessee's FAA approved maintenance program with respect thereto, and (vi) all additional requirements, if any, set forth in the Supplemental Maintenance Addendum.

Management Agreement shall mean all of the documents and agreements constituting the management agreement referenced in the Consent to Management Agreement, which documents and agreements shall be in form and substance satisfactory in all respects to Lessor.

Manager shall mean the manager referenced in the Consent to Management Agreement, which manager shall be satisfactory in all respects to Lessor.

Manufacturer shall mean each manufacturer identified on Schedule No. 1 and its successors and assigns.

Material Damage shall mean any damage: (a) required to be reported pursuant to any governmental reporting requirement, (b) with respect to which an insurance claim is being made, or (c) requiring that the Aircraft or any Engine be taken out of service for more than one (1) day to repair.

MSP Contract shall mean a Honeywell Maintenance Service Plan or such other maintenance agreements which shall be entered into from time to time between Honeywell, Inc. (or such other vendor as Lessor may designate or approve in its sole discretion) and Lessee, and which shall be in form and substance satisfactory in all respects to Lessor in its sole discretion, which provide for the maintenance and/or overhaul of the Engines and the APU.

Parts shall mean all appliances, avionics, parts, instruments, appurtenances, accessories, furnishings and other equipment or property of whatever nature (other than Additions or Engines), which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or any APU for so long as title thereto shall be vested in Lessor in accordance with the applicable terms of the Lease.

Permitted Liens shall mean (a) the respective rights of others under subleases, management agreements, or charters, if any, to the extent expressly provided and permitted by the terms of Section 12 of the Lease, (b) Lessor's Liens, and (c) Liens for taxes either not yet due or being contested by Lessee in good faith, and inchoate materialmen's, mechanic's, workmen's, repairmen's, employee's, or other like Liens arising in the ordinary course of business of Lessee for sums not yet delinquent or being contested in good faith, (and for the payment of which adequate assurances and/or security have, in Lessor's sole judgment, been provided to Lessor) with due diligence and by appropriate proceedings, if Lessor shall have determined in its sole judgment that the nonpayment of any such tax or Lien or the contest of any such payment in such proceedings does not and will not adversely affect the title, property or rights of Lessor.

Person shall mean any individual, partnership, corporation, limited liability company, trust, association, joint venture, joint stock company, or non-incorporated organization or government or any department or agency thereof, or any other entity of any kind whatsoever.

Purchase Documents shall mean all fully executed purchase agreements in connection with the acquisition of the Aircraft, including the Engines, assignments of any or all of the Purchase Documents, in form and substance satisfactory to Lessor, invoices and bills of sale from Supplier, naming Lessor as purchaser and any other documents required in Section A.1(a) of the Closing Terms Addendum.

Records shall mean any and all logs, manuals, certificates and data and inspection, modification, maintenance, engineering, technical, and overhaul records (whether in written or electronic form) with respect to the Aircraft (whether in existence as of, or created at any time after, the Acceptance Date), including, without limitation, all records required to be maintained by the FAA or any other governmental agency or authority having jurisdiction with respect to the Aircraft or any Manufacturer or Supplier of the Aircraft (or any part thereof) with respect to the enforcement of warranties or otherwise, which Records shall be at all times the property of the Lessor after the Acceptance Date.

Rent shall have the meaning set forth in Section 3 of the Lease.

Required Documents shall have the meaning set forth in the Closing Terms
Addendum.

Requisition of Use shall have the meaning set forth in the Event of Loss definition contained herein.

Return to Manufacturer shall have the meaning set forth in the Event of Loss definition contained herein.

Schedules No. 1, 2, 2-A, 3 or 4 shall mean any of Schedules No. 1, 2, 2-A, 3 or 4, as applicable, to the Lease Supplement.

SEC shall mean the Securities and Exchange Commission.

Supplemental Rent shall have the meaning set forth in Section 3 of the Lease.

Supplier shall mean the "Supplier" or "Suppliers", as the case may be, identified as such on Schedule No. 1 and their respective successors and assigns.

Tax Loss shall have the meaning set forth in the Tax Rider.

Term shall mean the Basic Term together with (i) the period, if any, from and including the Acceptance Date through, but not including, the Rent Commencement Date, and (ii) any Renewal Term or Renewal Terms, if any, entered into pursuant to the Lease.

Transportation Code shall mean Title 49, Subtitle VII of the United States Code, as then in effect.

UCC shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

Warranty Bill of Sale shall mean a warranty bill of sale in the form of Exhibit C hereto or such other form of warranty bill of sale as Lessor in its sole discretion shall deem satisfactory.

                                    EXHIBIT B

      SPECIAL TAX INDEMNITY RIDER ("Tax Rider") to Lease (S/N 143) dated as of August 25, 2004, (the "Lease") by and between FLEET NATIONAL BANK, as lessor ("Lessor"), and PRIORITY FULFILLMENT SERVICES, INC., as lessee ("Lessee").

      All capitalized terms not defined in this Tax Rider are defined in the Lease. Execution of the Lease by Lessee and Lessor shall be deemed to constitute execution and acceptance of the terms and conditions of this Tax Rider, and it shall supplement and be a part of the Lease.

1. LESSOR'S ASSUMPTIONS. In entering into the Lease and the transactions contemplated thereby, Lessor has assumed that: (a) Lessor will be entitled, for federal, state and local income tax purposes, to the following tax benefits (the "Assumed Tax Benefits"): (i) cost recovery deductions under section 168 of the Internal Revenue Code of 1986, as amended (the "Code") commencing in Lessor's taxable year which includes the Acceptance Date, calculated using the 200% declining balance method, switching to the straight line method for the first taxable year for which that method yields a larger deduction, (ii) the half year convention, (iii) a basis equal to 100% of Lessor's Cost, (iv) zero salvage value, and (v) a recovery period of 5 years. and (b) Lessor will be taxed for federal, state and local corporate income and franchise tax purposes at an effective combined tax rate of 37.50% (the "Assumed Tax Rate").

2. LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Lessee represents, warrants, and covenants that: (a) the Aircraft will not constitute "property used predominantly outside the United States", "public utility property", or "tax-exempt use property" within the meaning of Sections 168(i)(10) or 168(h) of the Code and (b) neither Lessee nor any member of any group of corporations, limited liability companies, partnerships, or other organizations with which Lessee files consolidated, combined or unitary income or franchise tax returns will file any tax return or other document which is inconsistent with the treatment of the Lessor as the owner of the Aircraft for income tax purposes.

3. INDEMNITY FOR LESSEE'S ACTS OR OMISSIONS.

      (a) Indemnity. Upon the occurrence of any Tax Loss, Lessee shall pay to Lessor at Lessor's option either: (i) an amount or amounts that, after reduction by the net amount of all federal, state and local taxes required to be paid by Lessor with respect to the receipt of such amount or amounts, equals the aggregate additional federal, state and local income taxes payable by Lessor as a result of such Tax Loss plus any interest, fines, additions to tax or penalties relating to or in connection with such Tax Loss, which amount shall be payable within thirty (30) days after written notice from Lessor to Lessee that a Tax Loss has occurred, or (ii) additional Rent on each Basic Rent Date, beginning on the Basic Rent Date specified in written notice from Lessor to Lessee that a Tax Loss has occurred, in such amounts as are necessary to maintain Lessor's net after-tax economic yield and overall net after-tax cash flow for the entire Term at the same level that would have been available if such Tax Loss had not occurred, plus any interest, penalties or additions to tax that may be imposed in connection with such Tax Loss. In the event of any Tax Loss, the Casualty Value and any affected option amounts shall be adjusted appropriately by Lessor. Any amount payable by Lessee with respect to a Tax Loss shall be calculated based on the assumptions set forth in Section 1 above.

      (b) Tax Loss. For the purposes of this indemnity, any of the following events shall constitute a "Tax Loss": (i) as the result of any act or failure to act of Lessee (regardless of whether any such act or failure to act is permitted by the terms of the Lease or otherwise), or the breach of any of Lessee's representations, warranties, or covenants set forth in this Tax Rider, Lessor shall lose, or shall not have the right to claim, or shall suffer a disallowance or recapture with respect to, or shall receive a lower than anticipated economic benefit from, all or any portion of the Assumed Tax Benefits; (ii) for federal, foreign, state or local income tax purposes, any item of income, loss or deduction with respect to the Aircraft is treated as derived from, or allocable to, sources outside the U.S., and as a result Lessor's allowable foreign tax credit for federal income tax purposes for any year is less than the credit to which Lessor would have been entitled if all such income, loss and deduction had been from U.S. sources; or (iii) during the Term there shall be included in Lessor's gross income for federal, state or local income tax purposes any amount on account of any Addition, Alteration or other modification or improvement to or in respect of the Aircraft made or paid for by Lessee, or due to an exchange of the Aircraft or any portion of the Aircraft, which results in any reduction to Lessor's anticipated net after-tax economic yield and overall net after-tax cash flow from or as to the Lease.

4. BENEFICIARIES OF THE INDEMNITY. For purposes of this Tax Rider, (a) "Lessor" includes any entity identified as the Lessor, its successors in interest, each assignee and each of their respective successors in interest and assigns, any Consolidated Group (hereinafter defined) of which Lessor or any such assignee or any of their respective successors in interest or assigns is, or may become a member, and each member of such Consolidated Group; and (b) "Consolidated Group" means an affiliated group (within the meaning of Section 1504 of the Code) that files consolidated returns for federal income tax purposes and any group filing combined, unitary or consolidated returns pursuant to the rules of any state taxing authority.

5. SURVIVAL. The indemnification obligations of Lessee under this Tax Rider shall survive the expiration, cancellation or termination of the Lease. Provided that Lessee fully, timely and indefeasibly performs its indemnification obligations under this Tax Rider in accordance with the terms hereof and of the Lease, Lessor shall have no additional remedies with respect to the occurrence of a Tax Loss.

      IN WITNESS WHEREOF, the parties hereto have each caused this Tax Rider to be duly executed by their respective officers, thereunto duly authorized as of the date first written above.

                                          FLEET NATIONAL BANK

                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________

                                          PRIORITY FULFILLMENT SERVICES,
                                           INC.

                                          By:__________________________________

                                          Name:________________________________

                                          Title:_______________________________

                                    EXHIBIT C
                              WARRANTY BILL OF SALE

      Bombardier Aerospace Corporation (the "Seller"), in consideration of the sum of __________________________________ and __/100 Dollars ($____________)
paid by FLEET NATIONAL BANK (the "Buyer"), receipt of which is acknowledged, hereby grants, sells, assigns, transfers and delivers to Buyer the aircraft described below together with the engines installed thereon and all appliances, parts, instruments, appurtenances, accessories, furnishings, avionics, components and other equipment of whatever nature installed on said aircraft and all logbooks, manuals, certificates, data and inspection, modification, maintenance, engineering, technical, overhaul and all other books and records (including all computerized data, records and materials) as pertain to the operation and maintenance of such aircraft (all of the foregoing hereinafter collectively referred to as the "Aircraft"), along with whatever claims and rights Seller may have against the manufacturer and/or supplier of the Aircraft, including, but not limited to, all warranties and representations. At Buyer's request, Seller will cause the manufacturer and/or supplier of the Aircraft to execute an Acknowledgment in form and substance satisfactory to Buyer in its sole discretion.

                             DESCRIPTION OF AIRCRAFT

Learjet Inc. Model 31A aircraft bearing U.S. Registration Mark N122BX (formerly known as N122FX) and manufacturer's serial number 143 and two (2) Honeywell TFE 731-2-3B aircraft engines respectively bearing manufacturer's serial numbers P-99407 and P-99406.

(See also Schedule A attached hereto and made a part hereof for further description of the Aircraft.)

      Seller represents, warrants and agrees to Buyer that (1) Seller is the lawful owner of the full title to the Aircraft and that Buyer will acquire by the terms of this Warranty Bill of Sale good and merchantable full title to the Aircraft free and clear of all mortgages, leases, security interests, claims, charges, liens and encumbrances of any kind whatsoever; (2) Seller has the right to sell the Aircraft as aforesaid; (3) there have been no Form 337's issued concerning any damage history to the Aircraft; (4) to the best of Seller's knowledge, all logs and records relating to the Aircraft are complete and accurate; (5) Seller shall warrant and defend title to the Aircraft and indemnify Buyer against the claims of any person, party, firm, corporation or entity of any kind whatsoever; and (6) the Aircraft had been delivered to Buyer in good order and condition and conforms to the specifications and the requirements and standards applicable thereto.

      Seller agrees to save and hold harmless Buyer from and against any and all foreign, Federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, privilege, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits, including, without limitation, attorney's fees, resulting therefrom and imposed upon, incurred by or asserted against Buyer as a consequence of the sale of the Aircraft to the Buyer.

      Seller agrees and acknowledges that the terms and conditions of this Warranty Bill of Sale, including, without limitation, all representations, warranties and agreements for the benefit of Buyer, shall survive the delivery of the Aircraft and the delivery, execution and recording of this Warranty Bill of Sale or any Federal Aviation Administration Bill of Sale.

      IN WITNESS WHEREOF, Seller has executed this Warranty Bill of Sale this ____ day of August, 2004.

                                          SELLER:
                                          Bombardier Aerospace Corporation

                                          By: ____________________________
                                          Name: __________________________
                                          Title: _________________________

                                   SCHEDULE A

One (1) Learjet Inc. Model 31A aircraft bearing U.S. Registration Mark N122BX (formerly known as N122FX) and manufacturer's serial number 143

      Together with:

Two (2) Honeywell TFE 731-2-3B aircraft engines respectively bearing manufacturer's serial numbers P-99407 and P-99406

AVIONICS

Bendix King KFC-3100 System:
Dual Bendix King KCP 420 Digital Flight Guidance Computers
Dual Bendix King KDC 481T Air Data Computers
Universal UNS-1M Flight Management System
Dual Bendix King KAU 461 AHRS Computers
ED 551A Five Tube EFIS/MFD with 5" Displays
KST488 Speed/Temperature Display
Triple Bendix King SG 465 Symbol Generators
Bendix King RDR-2000 Weather Radar
Dual Bendix King VN-411B Nav Units
Dual Bendix King DM-441B DME
Bendix King DF-431B Automatic Direction Finder
Dual Bendix King VC-401B Comm Units
Dual MST-67A Mode S Transponders
Bendix King TPU-67A TCAS II
Universal CVR-30A Cockpit Voice Recorder
Bendix King KRA 405 Rad Alt
Bendix King DM441B DME
Dual KAV 485T Altimeter Vertical Speed / RA Indicators
Dual KAI 487 Airspeed Indicators
Allied Signal Mark VII GPWS

ADDITIONAL EQUIPMENT

Dee Howard TR-4000 Thrust Reversers
Dual Davtron Chronometers Cockpit Clocks
Heads Up Technology Cabin Briefer System
Artex ELT 406 w/Nav Interface
36" Main Cabin Cargo Door
Allied Signal Digital Electronic Engine Controls (DEEC's)
B&D 2700 Cabin Display
Magnastar C-2000
Raisbeck Aft Storage Locker

INTERIOR

Configuration: Eight (8) passengers including a belted lavatory. The forward cabin features a belted private lavatory with a bulkhead divider to separate it from the cabin. The right hand side has an additional storage cabinet. The mid-cabin has two (2) aft facing and two (2) fwd facing club seats with a foldout executive table on either side. The aft cabin has a 3-place divan. The interior is FIREBLOCKED and is FAR 25.853 (a) and FAR 25.853 (c) compliant.

 Colors: The cabin seats, armrests and lower side panels are covered with dark blue leather. The headliner and upper side panels are covered with doe colored ultra leather. The cabinets are covered with medium color laminate. The carpet is Kalogridis loop "Carrington" parchment.

EXTERIOR    Wichita Executive Aircraft, January 2004

            Aircraft base color is Matterhorn White with 2 stripes that run from the radome to the tail. The stripes are Navy Blue and Gray in color.

AND ALL STANDARD EQUIPMENT, ALL ADDITIONS, ACCESSIONS, MODIFICATIONS, IMPROVEMENTS, REPLACEMENTS, SUBSTITUTIONS, AND ACCESSORIES THERETO AND THEREFOR, ALL AVIONICS, ONBOARD EQUIPMENT, LOOSE EQUIPMENT LOCATED IN THE AIRCRAFT, RECORDS, MANUALS, AND LOGBOOKS, IN BOTH WRITTEN AND COMPUTER DATA FORM, AND WHETHER NOW EXISTING OR HEREAFTER ACQUIRED.

      INSURANCE ADDENDUM ("Insurance Addendum") to Lease (S/N 143) dated as of August 25, 2004, (the "Lease") by and between FLEET NATIONAL BANK, as lessor ("Lessor"), and PRIORITY FULFILLMENT SERVICES, INC., as lessee ("Lessee").

      All capitalized terms not defined in this Insurance Addendum are defined in the Lease. Execution of the Lease by Lessee and Lessor shall be deemed to constitute execution and acceptance of the terms and conditions of this Insurance Addendum, and it shall supplement and be a part of the Lease.

      (a) Liability Insurance. Lessee shall maintain at its sole cost and expense for the entire Term with insurers of recognized reputation and responsibility satisfactory to Lessor (but in no event having an A.M. Best or comparable agency rating of less than "A-") (i) comprehensive aircraft and general liability insurance against bodily injury or property damage claims including, without limitation, contractual liability, public liability, death and property damage liability, public and passenger legal liability coverage, and sudden accident pollution coverage, in an amount not less than $50,000,000.00 for each single occurrence (provided, however, that in the event the Aircraft is chartered to any Person pursuant to Section 12 of the Lease or otherwise, such insurance coverage amount shall not be in an amount of less than $100,000,000.00 for each single occurrence), and (ii) personal injury liability in an amount not less than $25,000,000.00.

      (b) "All-Risk" Hull Insurance. Lessee shall maintain at its sole cost and expense for the entire Term with insurers of recognized reputation and responsibility satisfactory to Lessor (but in no event having an A.M. Best or comparable agency rating of less than "A-"), "all-risk" ground, taxiing, and flight hull insurance on an agreed-value basis, covering the Aircraft, provided that such insurance shall at all times be in an amount not less than the Casualty Value of the Aircraft (such amount determined at the Acceptance Date and at each anniversary of the Rent Commencement Date for each succeeding year throughout the Term).

      (c) War Risk and Allied Perils. Lessee shall also maintain war risk and allied perils (including confiscation, appropriation, expropriation, terrorism and hijacking insurance) in the amounts required in Paragraph (a) and Paragraph
(b), as applicable.

      (d) Additional Policy Requirements. Any policies of insurance carried in accordance with this Insurance Addendum and any policies taken out in substitution or replacement of any such policies (i) shall be endorsed to name Lessor as the owner of the Aircraft and as additional insured as its interests may appear (but without responsibility for premiums), (ii) with respect to insurance carried in accordance with Paragraphs (b) or (c), as applicable, shall provide that any amount payable thereunder shall be paid to Lessor and Lessee as joint loss payees, (iii) shall provide for thirty (30) days written notice by such insurer of cancellation, material change, or non-renewal; provided, however, that as to only any nonpayment of premium, shall provide for ten (10) days written notice by such insurer of cancellation with regard to any such nonpayment of premium, (iv) include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured, (v) waive any right of set-off against Lessee or Lessor, and any rights of subrogation against Lessor, (vi) shall provide that in respect of the interests of Lessor in such policies, the insurance shall not be invalidated by any action or inaction of Lessee or any other Person operating or in possession of the Aircraft regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Lessee or any other Person operating or in possession of the Aircraft, and
(vii) shall be primary, not subject to any co-insurance clause and shall be without right of contribution from any other insurance. Notwithstanding clause
(ii) of the preceding sentence, so long as no Default has occurred and is continuing, and no Event of Default or Event of Loss with respect to the Aircraft has occurred, the amounts referred to in clause (ii) may be paid, as applicable, either (A) if $100,000.00, or more, in the aggregate, to Lessor and Lessee, jointly, as their interests may appear, and released by Lessor to Lessee or other appropriate Persons in payment of the costs actually incurred with respect to repairs made to the Aircraft so as to restore it to the operating condition required by the Return Addendum or any other applicable provision of the Lease, or shall be disbursed by Lessor as otherwise required by the Lease, or (B) if less than $100,000.00 in the aggregate, to Lessee (and such amounts shall be applied by Lessee to pay the costs of such repairs).

      (e) World Wide Coverage. All of the coverages required in this Insurance Addendum shall be in full force and effect worldwide throughout any geographical areas to, in, or over which the Aircraft is operated.

      (f) No Right To Self-Insure. Lessee shall not self-insure (by deductible, premium adjustment, or risk retention arrangement of any kind) the insurance required to be maintained hereunder.

      (g) U.S. Dollars. All insurance proceeds payable under the requisite policies shall be payable in U.S. Dollars.

      (h) Adjustments to Coverage. Lessee agrees that it shall obtain and maintain such other insurance coverages, or cause adjustments to be made to the scope, amount or other aspects of the existing insurance coverages, promptly upon Lessor's request, as and when Lessor reasonably determines such additional insurance coverages or modifications to be appropriate in light of any changes in Applicable Law, prudent industry practices, the insurance market, Lessee's anticipated use of the Aircraft or other pertinent circumstances.

      CLOSING TERMS ADDENDUM ("Closing Terms Addendum") to Lease (S/N 143) dated as of August 25, 2004, (the "Lease") by and between FLEET NATIONAL BANK, as lessor ("Lessor"), and PRIORITY FULFILLMENT SERVICES, INC. ("Lessee").

      All capitalized terms not defined in this Closing Terms Addendum are defined in the Lease. Execution of the Lease by Lessee and Lessor shall be deemed to constitute execution and acceptance of the terms and conditions of this Closing Terms Addendum, and it shall supplement and be a part of the Lease.

      A. Purchase and Required Documents. On or prior to the Acceptance Date and at least one full Business Day prior to closing, Lessee shall have delivered or caused to be delivered the following to Lessor, as applicable:

      1. "Purchase Documents" including copies of the following:

      (a) All purchase and warranty agreements entered into by Lessee or any predecessors in connection with the acquisition of the Aircraft, including the assignment of such purchase agreements to Lessor; (b) warranty bills of sale conveying title to the Aircraft, including the Engines, from Supplier to Lessor;
(c) invoices in Lessor's name for the purchase of the Aircraft, including the Engines; (d) evidence of Lessee's tax exempt status for purposes of sales and use tax in evidence and form satisfactory to Lessor, if applicable; and (e) all exhibits, addenda, supplements and revisions, and such other documents relating to the purchase or conveyance of title as Lessor may request.

      2. "Required Documents" shall mean and include the following:

      (a) All Lease Documents, including four (4) executed counterparts of the Lease, Lease Supplement and Schedules thereto.

      (b) UCC assignments, releases and/or termination statements, where needed, relating to the Aircraft and the Collateral in all places which are, in Lessor's opinion, necessary or appropriate to protect Lessor's interest therein.

      (c) [This subsection (c) intentionally left blank].

      (d) Certificate(s) of good standing for each of Lessee and Guarantor from its state of its organization and the state(s) where the Primary Hangar Location and each of Lessee's and Guarantor's chief executive offices and principal place of business are located.

      (e) A certificate or certificates, executed by the secretary or other authorized representative for each of Lessee and Guarantor certifying: (i) that such party's executing, delivering and performing the Lease and all ancillary documentation and entering into the transactions contemplated hereby and thereby have been authorized, and (ii) the name(s) of the person(s) authorized to execute and deliver such documents on behalf of such party together with specimen signature(s) of such person.

      (f) Copies of the articles of incorporation or organization and by-laws, or manager's or member's certificate, certificate of formation, and operating agreement, as applicable, for each of Lessee and Guarantor.

      (g) Evidence in form and substance satisfactory to Lessor as to the insurance coverage required under the Insurance Addendum, including, but not limited to, a certificate of insurance, copies of endorsements (including a Lessor endorsement), applicable policies and written confirmation from the insurance underwriter or broker that the insurance coverage provided is in compliance with the requirements of the Insurance Addendum of the Lease.

      (h) If required by Lessor, an inspection report and/or appraisal satisfactory to Lessor with respect to the Aircraft prepared by inspector(s) or appraiser(s) acceptable to Lessor.

      (i) Three (3) duplicate original counterparts of the Guaranty.

      (j) Such other documents, certificates and opinions, and evidence of such other matters, as Lessor, Lessor's counsel or FAA Counsel may reasonably request.

      B. FAA Documents. On or prior to the Acceptance Date and at least one full Business Day prior to closing, Lessee shall have delivered to FAA counsel the following "FAA Documents", as applicable:

      1. Evidence of reservation of a FAA registration number for the Aircraft and/or an Assignment of Special Registration Number (FAA AC Form 8050-64) assigning rights in such "N" number to Lessor with respect to the Aircraft.

      2. Evidence of the issuance by the FAA of a Standard Airworthiness Certificate (FAA AC Form 8100-2) for the Aircraft.

      3. (a) The executed FAA Aircraft Bill of Sale (FAA AC Form 8050-2) (the "FAA Bill of Sale") in the name of Lessor; (b) the executed FAA Aircraft Registration Application (FAA AC Form 8050-1) (the "Registration Application") (except for the pink copy which shall be available to be placed on the Aircraft upon acceptance thereof); (c) executed releases of any Liens in form and substance satisfactory to FAA Counsel, Lessor's counsel and/or Lessor; (d) one
(1) fully executed counterpart of the Lease, and the Lease Supplement and Schedules thereto, all the foregoing being in proper form for filing with the FAA; (e) such other documents as are necessary, in the opinion of FAA Counsel, to vest good title to the Aircraft in the name of Lessor, free and clear of Liens; (f) a Declaration of International Operations if Lessee will fly the Aircraft out of the continental U.S. within thirty (30) days after Closing; and
(g) if applicable, a LLC Application or statement acceptable to the FAA.

      C. Conditions Subsequent.

      1. On or subsequent to the Acceptance Date, but not later than the date of the Aircraft's first flight under the leasehold conveyed herein, Lessee shall confirm to Lessor that pertinent copies of the Registration Application, Standard Airworthiness Certificate, and the Lease, including the Lease Supplement, have been properly placed on the Aircraft. In addition, for all operations outside the continental U.S., the Lessee shall maintain either a permanent Certificate of Registration or "fly-time wire" (FAA Standard Form 14) on-board the Aircraft.

      2. Lessee shall confirm to Lessor that (a) within 24 hours following execution thereof, a copy of the Lease was mailed to the Flight Standards Technical Division of the FAA; and (b) Lessee has notified the FAA (such notification to have been given by facsimile transmission, telephone, or in person to the FAA Flight Standards District Office, General Aviation District Office nearest the airport where such flight will originate) concerning the first flight of the Aircraft under the Lease at least forty-eight (48) hours prior to takeoff.

      3. Within five (5) business days after the closing, Lessor shall receive an opinion of FAA Counsel satisfactory to Lessor that title to the Airframe is vested in Lessor, that Lessor has a valid and perfected security interest in the Engines, and that the Aircraft (including the Airframe and Engines) is free and clear of all other Liens of record.

      PURCHASE, EARLY PURCHASE AND RENEWAL OPTION ADDENDUM ("Option Addendum") to Lease (S/N 143) dated as of August 25, 2004, (the "Lease"), by and between FLEET NATIONAL BANK, as lessor ("Lessor"), and PRIORITY FULFILLMENT SERVICES, INC., as lessee ("Lessee").

      All capitalized terms not defined in this Option Addendum are defined herein in the Lease. Execution of the Lease by Lessee and Lessor shall be deemed to constitute execution and acceptance of the terms and conditions of this Option Addendum, and it shall supplement and be a part of the Lease.

Purchase and Renewal Options.

      (a) End of Term Purchase Option. So long as (i) no Event of Default shall have occurred, and (ii) Lessee shall not have exercised its renewal option pursuant to Paragraph (b) hereof, Lessee may, upon giving its irrevocable written notice to Lessor at least one hundred fifty (150) days but no more than two hundred forty (240) days prior to the Expiration Date, purchase the Aircraft at the expiration of the Basic Term for an amount, payable in immediately available funds, equal to the Fair Market Sales Value of the Aircraft as of the end of the Basic Term determined in accordance with Paragraph (c) hereof plus any applicable Impositions resulting from such sale, together with any Basic Rent due and payable on or before the Expiration Date and all other accrued and unpaid Rent. Lessor's sale of the Aircraft shall be on an "AS-IS WHERE-IS" basis.

      (b) Renewal Option. So long as (i) no Default or Event of Default shall have occurred, and (ii) Lessee shall not have exercised its purchase options pursuant to either Paragraph (a) or (e) hereof, Lessee may renew the Lease for the Renewal Term referred to on Schedule 2-A commencing upon the expiration of the Basic Term. Lessee's option to renew the Lease for a Renewal Term shall be exercisable by giving irrevocable written notice to Lessor at least one hundred eighty (180) days but no more than two hundred forty (240) days prior to the expiration of the Basic Term. All of the provisions of the Lease shall be applicable during the Renewal Term, except that, the Basic Rent shall be an amount equal to the Aircraft's Fair Market Rental Value, which shall be determined in accordance with Paragraph (c) hereof and the Expiration Date shall be the last day of the Renewal Term. During the Renewal Term, Basic Rent shall be payable in the same manner and frequency as the Basic Rent was payable during the Basic Term, which payment dates shall be deemed "Basic Rent Dates" for purposes of the Lease.

      (c) Determination of Fair Market Sales and Rental Values. If Lessee has elected either of the options specified above, then as soon as practicable thereafter, Lessor and Lessee shall consult for the purpose of determining the Fair Market Sales Value or Fair Market Rental Value, as applicable, of the Aircraft as of the end of the Basic Term, and any values agreed upon in writing between Lessor and Lessee shall be binding on both parties. If Lessor and Lessee fail to agree upon any such value prior to one hundred thirty-five (135) days before the expiration of the Basic Term, Lessor shall then appoint an independent appraiser (reasonably acceptable to Lessee) to determine the applicable value, and such determination by the independent appraiser shall be made within thirty (30) days after such appointment and shall be binding on Lessor and Lessee. The independent appraiser shall make any such determination utilizing the definition of Fair Market Sales Value or Fair Market Rental Value, as the case may be, including all assumptions. Lessee agrees to pay the costs and expenses of any such determination and appraisal.

      (d) Time to Exercise Option. Notwithstanding the provisions of Paragraphs
(a) and (b), Lessee shall be deemed to have waived the foregoing purchase option and renewal option unless Lessee provides Lessor with written notice of its irrevocable election to exercise the applicable option within one hundred eighty
(180) days prior to the expiration of the Basic Term.

      (e) Early Purchase Option. So long as no Default or Event of Default shall have occurred, Lessee may, upon giving its irrevocable written notice to Lessor at least one hundred twenty (120) days but no more than one hundred eighty (180) days prior to the proposed Early Purchase Date, purchase the Aircraft on the Early Purchase Date for an amount, payable in immediately available funds, equal to the applicable Early Purchase Option Amount, plus any applicable Impositions resulting from such sale, together with any Basic Rent due and payable on or before the Early Purchase Date and all other accrued and unpaid Rent. Lessor's sale of the Aircraft shall be on an "AS-IS WHERE-IS" basis. The Lease shall not be deemed terminated unless, on the Early Purchase Option Date, (i) Lessor receives the amounts specified in the preceding sentence in indefeasible funds, and (ii) Lessee satisfies any and all other conditions imposed by Lessor with respect to the sale of the Aircraft.

      EARLY TERMINATION ADDENDUM ("Early Termination Addendum") to Lease (S/N
143) dated as of August 25, 2004, (the "Lease"), by and between FLEET NATIONAL BANK, as lessor ("Lessor"), and PRIORITY FULFILLMENT SERVICES, INC., as lessee ("Lessee").

      All capitalized terms not defined in this Early Termination Addendum are defined herein in the Lease. Execution of the Lease by Lessee and Lessor shall be deemed to constitute execution and acceptance of the terms and conditions of this Early Termination Addendum, and it shall supplement and be a part of the Lease.

      So long as no Default or Event of Default shall have occurred and be continuing hereunder and provided that Lessee shall have made a good faith determination that the Aircraft is economically obsolete or surplus to its needs, Lessee shall be entitled, at its option, upon at least one hundred twenty
(120) days prior written notice to Lessor to terminate this Lease as of any Early Termination Date.

      During the period from the giving of such notice until the proposed Early Termination Date, Lessee, as agent for Lessor and at no cost or expense to Lessor of any kind whatsoever, shall use its best efforts to obtain the highest possible bids for the purchase of the Aircraft. Lessor may, but shall be under no obligation to, solicit bids for the purchase of the Aircraft. Lessee shall promptly certify to Lessor in writing the amount and terms of each bid received by Lessee and the name and address of the person submitting such bid. All of such bids shall be subject to the prior written approval of Lessor and Lessee shall inform all bidders of such requirement when requesting any bids. Without limiting the generality of any terms of the Lease, prior to soliciting bids for the sale of the Aircraft, the Aircraft shall be in the condition required under the Lease. On the Early Termination Date, Lessor shall sell the Aircraft for cash to the bidder who shall have submitted the highest bid prior to such date, and title to the Aircraft shall be transferred by Lessor to such bidder on an "AS-IS WHERE-IS" basis. Lessor may, at its option, elect not to sell the Aircraft and retain title to the Aircraft whereupon the lease of the Aircraft shall be terminated as of the Early Termination Date. The total sale price realized at such sale shall be retained by Lessor and, in addition, on the Early Termination Date, Lessee will pay to Lessor (1) the excess, if any, of (A) the greater of the Fair Market Sales Value and the Early Termination Amount of the Aircraft on the Early Termination Date, over (B) the sale price of the Aircraft after deducting all taxes, costs and expenses (including legal fees and expenses) incurred or paid by Lessor in connection with such sale; plus (2) all Basic Rent due for the Aircraft on such Early Termination Date together with all accrued and unpaid Rent then due and owing for the Aircraft (all of the amounts set forth in this subclauses (2) collectively the "outstanding termination amounts"). If for any reason no sale shall occur on the Early Termination Date, the lease of the Aircraft hereunder shall continue in full force and effect or, at Lessor's option, the Lessee shall pay to Lessor the greater of the Fair Market Sales Value and the Early Termination Amount of the Aircraft on the Early Termination Date together with the outstanding termination amounts and all taxes, costs and expenses (including legal fees and expenses) incurred or paid by Lessor in connection with such any proposed sale whereupon the lease of the Aircraft shall be terminated as of the Early Termination Date and title to the Aircraft shall be transferred by Lessor to Lessee on an "AS-IS WHERE-IS" basis.

For purposes of this Early Termination Addendum, the following terms shall have the following meanings:

      "Early Termination Amount" for any Basic Rent Date designated as an Early Termination Date on Schedule No. 4 to the Lease Supplement to the Lease shall be the amount determined by multiplying the Lessor's Cost of the Aircraft by the percentage set forth opposite the applicable Early Termination Date set forth on Schedule No. 4 to the Lease Supplement.

      "Early Termination Date" shall mean each of the Basic Rent Number(s) designated as such on Schedule No. 4 to the Lease Supplement.

      "Fair Market Sales Value" shall mean the value of the Aircraft determined on the following basis: (i) the value shall be the amount which would be obtained in an arm's length transaction between an informed and willing buyer or lessee (who is neither a lessee in possession nor a used equipment dealer), and an informed and willing seller or lessor, as the case may be, under no compulsion to sell or lease, as the case may be; (ii) the costs of removal of the Aircraft from its then location shall not be a deduction from such value; and (iii) in determining any such value, it shall be assumed (whether or not the same be true) (A) that the Aircraft has been maintained by Lessee and is in the condition in which it is required to be returned to Lessor, in each case, in accordance with the Lease,
(B) such value has not been diminished due to the existence of any damage history, and (C) that the total number of Airframe hours (including any component with hourly overhaul schedules) accumulated from the Acceptance Date to the Early Termination Date or other date of termination or cancellation do not exceed the product of Estimated Annual Hours times the number of twelve month periods and any portion thereof, from the Acceptance Date to such Early Termination Date or such other termination or cancellation date.

      RETURN ADDENDUM ("Return Addendum") to Lease (S/N 143) dated as of August 25, 2004, (the "Lease") by and between FLEET NATIONAL BANK, as lessor ("Lessor"), and PRIORITY FULFILLMENT SERVICES, INC., as lessee ("Lessee").

      All capitalized terms not defined in this Return Addendum are defined in the Lease. Execution of the Lease by Lessee and Lessor shall be deemed to constitute execution and acceptance of the terms and conditions of this Return Addendum, and it shall supplement and be a part of the Lease.

      (a) Condition Upon Return. Unless purchased by Lessee, upon the expiration, cancellation, or other termination of the Lease, Lessee will return the Aircraft (together with all Records) to Lessor at a location specified by the Lessor within the continental U.S. The Aircraft shall be fully equipped with the Engines or the same number, make, and model of engines as are set forth on Schedule No. 1, which shall fully comply with the Lease, and which, in the opinion of Lessor, have the same or improved utility, value, useful life, performance, and efficiency (normal wear and tear excepted) as the Engines had on the Acceptance Date and are suitable for use on the Airframe and owned by Lessor and properly installed thereon. The Aircraft, at Lessee's expense, upon redelivery pursuant hereto (i) shall have a currently effective FAA airworthiness certificate; (ii) shall be free and clear of all Liens other than the Lease and any Lessor's Liens; (iii) shall be in the same configuration, coloring and appearance and in the same operating condition, ordinary wear and tear excepted, as when delivered to Lessee on the Acceptance Date or, at Lessor's option, Lessee shall pay to Lessor an amount equal to the actual cost of such restoration; (iv) shall be in good operating condition, physical condition and appearance (ordinary wear and tear excepted), with all systems operating normally; (v) shall have no damage history, unless such damage has been repaired in accordance with the Lease; (vi) shall have no open mandatory service bulletins or airworthiness directives, and if terminating action is required within six (6) months of the date of return, Lessee shall comply with each of the same by terminating action, and shall be in compliance with all other Applicable Law and Maintenance Requirements; and (vii) shall be otherwise in the condition and repair required under the Lease.

      (b) Damage History and Excess Use Compensation.

            (i) Damage History. If Lessor is of the opinion that the Aircraft's fair market sales value is diminished due to the existence of any damage history, Lessor and Lessee shall consult for the purpose of determining the Diminution Amount (as defined below), and any values agreed upon in writing between Lessor and Lessee shall be binding on both parties. The "Diminution Amount" shall mean the amount by which (A) the Fair Market Sales Value of the Aircraft without such damage history, exceeds (B) the Fair Market Sales Value of the Aircraft with such damage history (and as to this sub-clause (B), without making the assumption in clause (iii)(B) of the definition of Fair Market Sales Value). If Lessee and Lessor fail to agree within ten (10) days after the return of the Aircraft to Lessor, then Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine the Diminution Amount. Lessee agrees to pay the costs and expenses of any such determination and appraisal. The independent appraiser shall be required to complete such determination as promptly as practicable, but in any event, not later than forty (40) days after the date on which it is appointed. A final determination by the independent appraiser regarding the extent of any Diminution Amount shall be binding on Lessee and Lessor. Lessee shall pay to Lessor within ten (10) days after the independent appraiser's determination an amount equal to the Diminution Amount, if any.

            (ii) Excess Use. Upon the return of the Aircraft to Lessor, Lessor and Lessee shall consult for the purpose of determining the Excess Use Amount (as defined below), if any, and any amount so agreed upon in writing between Lessor and Lessee shall be binding on both parties. The "Excess Use Amount" shall mean the amount, if any, by which (A) the Fair Market Sales Value of the Aircraft without such Excess Hours, exceeds (B) the Fair Market Sales Value of the Aircraft with such Excess Hours (and as to this subclause (B), without making the assumption in clause (iii)(C) of the definition of Fair Market Sales Value). If Lessor and Lessee fail to agree within ten (10) days after the return of the Aircraft to Lessor, then Lessor shall appoint a fully qualified and independent appraiser (reasonably acceptable to Lessee) to determine the Excess Use Amount. Lessee agrees to pay the costs and expenses of any such determination and appraisal. The independent appraiser shall be required to complete such determination as promptly as practicable, but in any event, not later than forty (40) days after the date on which it is appointed. A final determination by the independent appraiser regarding the extent of the Excess Use Amount, if any, shall be binding on Lessor and Lessee. Lessee shall pay to Lessor within ten (10) days after the independent appraiser's determination an amount equal to the Excess Use Amount.

      (c) Mid-Life Condition. Upon return (i) each Engine and APU shall have available operating hours or months until the next scheduled "hot section" inspection, mid-life inspection or the next scheduled major overhaul of not less than fifty percent (50%) of the total operating hours or months available between such hot section inspection, mid-life inspection, or major overhaul, as the case may be; (ii) the Airframe shall have remaining not less than (aa) fifty percent (50%) of the available operating hours allowed between major airframe inspections; and (bb) fifty percent (50%) of the number of available operating months allowed between major airframe inspections until the next scheduled major airframe inspection; and (iii) all life limited parts and components shall have remaining not less than fifty percent (50%) of the available hours, cycles and/or months, as the case may be, until the next scheduled replacement. In addition to the requirements set forth in clauses (i), (ii), and (iii) above, all inspections and scheduled maintenance required to be performed on the Airframe, Engines and APU and all life limited parts and components within one hundred twenty (120) days of the date of return and/or one hundred (100) hours of additional operation shall have been performed by Lessee.

      (d) Engines. If any Engine does not comply with Paragraph (c)(i) above, for each such Engine, Lessee shall pay Lessor an amount equal to the sum of (i) the current estimated cost of the next scheduled "hot section" or mid-life inspection, as the case may be (including in such estimated cost, all required replacements of life limited parts) multiplied by the fraction wherein the numerator shall be the greater of (A) zero, and (B) the remainder of (x) the actual number of operating hours or months since the previous hot section or mid-life inspection, as the case may be, minus (y) fifty percent (50%) of the total operating hours or months allowable between hot section or mid-life inspections, as the case may be, and the denominator shall be the total operating hours or months allowable between hot section or mid-life inspection, as the case may be, plus (ii) for each such Engine, the product of the current estimated cost of the next scheduled major overhaul (including in such estimated cost, all required replacements of life limited parts) multiplied by the fraction wherein the numerator shall be the greater of (A) zero, and (B) the remainder of (x) the actual number of hours of operation since the previous major overhaul minus (y) fifty percent (50%) of the total operating hours allowable between major overhauls, and the denominator shall be the total operating hours allowable between major overhauls. Lessee shall, immediately upon request, assign to Lessor its rights under any manufacturer's maintenance service contract or extended warranty for the Aircraft, any engine, any APU, or part.

      (e) Airframe. If the Airframe does not comply with Paragraph (c)(ii) above, Lessee shall pay to Lessor an amount equal to the sum of the product of the current estimated cost of the next scheduled major airframe inspection (including in such estimated cost, all required replacement of life limited parts) multiplied by the fraction wherein the numerator shall be the greater of
(i) zero, and (ii) the remainder of (x) the actual number of respective operating hours or months of operation since previous major airframe inspection, minus (y) 50% of the respective total operating hours or months of operation allowable between scheduled major airframe and pressure vessel inspections, and the denominator shall be the respective total operating hours or months of operation between scheduled major airframe inspections.

      (f) Maintenance Contracts. Lessee need not compensate Lessor as contemplated in Paragraphs (d) or (e), as the case may be, if at the time of the return of the Aircraft to Lessor:

      (i) in the case of Paragraph (d),

            (A) both of the Engines are covered by a service and maintenance contract in form and substance satisfactory to Lessor which provides for the maintenance and/or overhaul of such property,

            (B) either (x) adequate reserves for future required maintenance and/or overhaul shall have been provided for pursuant to such maintenance contract, or (y) all amounts due and payable pursuant to such maintenance contract shall have been paid in full through the date of return, and

            (C) the entity which provides the maintenance and/or overhaul services under such maintenance contract shall either (x) recognize the transfer by Lessee to Lessor of the rights and interests of Lessor (or its designee) under such maintenance contract, or (y) acknowledge the rights and interests of Lessor (or its designee) under such maintenance contract, and

      (ii) in the case of Paragraph (e),

            (A) the Airframe is covered by a service and maintenance contract in form and substance satisfactory to Lessor which provides for the maintenance and/or overhaul of such property,

            (B) either (x) adequate reserves for future required maintenance and/or overhaul shall have been provided for pursuant to such maintenance contract, or (y) all amounts due and payable pursuant to such maintenance contract shall have been paid in full through the date of return, and

            (C) the entity which provides the maintenance and/or overhaul services under such maintenance contract shall either (x) recognize the transfer by Lessee to Lessor of the rights and interests of Lessor (or its designee) under such maintenance contract, or (y) acknowledge the rights and interests of Lessor (or its designee) under such maintenance contract.

      (g) Parts and Components. If any life limited part or component does not comply with Paragraph (c)(iii) above, Lessee shall pay to Lessor with respect to each part or component for which said requirement is not met the dollar amount obtained by multiplying (i) the ratio that the life expended in excess of fifty percent (50%) of the available hours, cycles and/or months, as the case may be, until the next scheduled replacement bears to the total allowable life (measured in hours, cycles and/or months, as the case may be) for such part or component by (ii) Lessor's cost of replacement of such part or component. Lessor's cost of replacement of a part or component shall include Lessor's then current cost of purchasing the part or component itself and all of Lessor's then current costs associated with the replacement.

      (h) Inspection Overhaul Charges. All restoration costs and prorated inspection and/or overhaul charges, if any, shall be due upon presentation to Lessee of an invoice setting forth in reasonable detail the calculation of such amounts due, including the names of all sources used for the required cost estimates. Unless both Lessor and Lessee agree to an alternative source, or as provided herein, the Manufacturers of the Airframe and Engines shall be used as the sources for all cost estimates.

      (i) Fuel. Upon return, each fuel tank shall contain no less than fifty percent (50%) of its full capacity, or in the case of differences in such quantity, an appropriate adjustment will be made at the then current market price of fuel.

      (j) Records. Lessee shall deliver all Records to Lessor, including:

            (i) All of the following: (A) all records of maintenance, preventative maintenance, alterations and major repairs, (B) all Airframe and Engine logbooks endorsed for current total time and cycles for the airframe, total time and cycles for each Engine and an entry for total time and cycles since overhaul and hot section inspection for each Engine; and the Airframe logbook must include all appropriate endorsements (i.e., maintenance releases) verifying that the avionics have been periodically tested and inspected in accordance with all applicable provisions of the FARS and the applicable maintenance program, (C) a current written summary certified by a FAA-licensed mechanic listing the status of all applicable airworthiness directive and service bulletins for the Airframe, Engines, any APU, Parts and appliances, and (D) a written summary certified by a FAA-licensed mechanic of the current status of life limited and/or overhauled components for the Airframe, Engines (in accordance with the Manufacturer's recommended intervals), Engine accessories, any APU, Parts and appliances as defined in the most current revision(s) of all Manufacturers' maintenance publications applicable to the Aircraft.

            (ii) The following documentation and data for each component having an overhaul or inspection requirement of life limit, which components are identified in pertinent sections of the maintenance program applicable to the Aircraft as follows: (A) an airworthiness release certificate or maintenance release tag, (B) the Vendor work order or copy thereof verifying the details of each component overhaul, and (C) an appropriate record certifying the date and expended time status of the component when installed (i.e., copy of log or inspection squawk card), all of which must be properly organized and provided on board the Aircraft at the time it is returned to Lessor.

            (iii) To the extent not covered above, Lessee will also deliver to Lessor all work cards, computerized maintenance history, component serviceability tags, STCs, 337s, maintenance manuals, and structural repair manuals.

      All manuals or other documents delivered to Lessor which are subject to periodic revision will be fully up-to-date and current to the latest revision standard of any particular manual or document. If the Aircraft is on a computerized maintenance program, such program will be up-to-date in accordance with the Manufacturer's recommended maintenance schedule and fully assignable to Lessor at redelivery. Lessee will provide all of the following Records to Lessor upon return of the Aircraft to Lessor, regardless of whether Lessee has conducted its periodic inspections of the Aircraft pursuant to pertinent sections of the Maintenance Program or in accordance with an inspection program approved by the FAA. In the event any Records are missing or incomplete, Lessor shall have the right to cause any such Records to be reconstructed at Lessee's expense. All Records shall be in English.

      (k) Storage. Upon the expiration, cancellation or other termination of the Lease, Lessee will, if requested by Lessor, permit Lessor to store the Aircraft at the Primary Hangar Location for up to thirty (30) days. During such storage period Lessee will, at its own expense, keep the Aircraft properly hangared and will permit Lessor or any Person designated by Lessor, including the authorized representatives of any prospective purchaser, lessee or user of the Aircraft to inspect the same. Lessee shall bear the risk of loss and shall pay any and all expenses connected with insuring and maintaining the Aircraft during such storage period. Notwithstanding the foregoing, upon the cancellation or termination of the Lease in connection with an Event of Default, the storage period provided for in this paragraph and the obligation to hangar and insure the Aircraft shall be unlimited.

      (l) Replacement Engines. If any engine not owned by Lessor shall be installed on the returned Airframe as set forth in Paragraph (a) hereof, then Lessee will, concurrently with such delivery, at its own expense, furnish Lessor with a full warranty bill of sale, in form and substance satisfactory to Lessor with respect to each such engine and with a written opinion of FAA Counsel to the effect that, upon such return, Lessor will acquire a valid and perfected interest in such engine free and clear of all Liens (except Lessor's Liens). Thereupon, unless a Default or Event of Default shall have occurred and be continuing, Lessor will transfer to Lessee, on an "AS-IS, WHERE-IS" basis, all of Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return of such Airframe.

      (m) Inspections. Not more than forty-five (45) days prior to the expiration of the Lease, upon the written request of Lessor, Lessee shall certify to Lessor that the Aircraft is in the condition required by this Return Addendum, or indicate what maintenance or repair is needed to bring the Aircraft to the specified condition. Without limiting the provisions of Section 14(d) of the Lease, Lessor shall have the right, but not the duty, to inspect the Aircraft, any component thereof and/or the Records, at any reasonable time and from time to time, wherever located, upon reasonable prior written notice to Lessee except that no advance notice shall be necessary prior to any inspection conducted, and such inspection may be conducted at any time, after the occurrence of a Default or an Event of Default. Upon request of Lessor, Lessee shall promptly confirm to Lessor the location of the Aircraft and/or the Records. Lessee shall be responsible for the cost of such inspection and shall pay Lessor such amount as additional Rent within ten (10) days of demand. If the results of such inspection indicate that the Aircraft, any Engine, any APU or Part, has not been maintained or returned in accordance with the provisions of the Lease, in addition to all other Rent due under the Lease, Lessee shall pay to Lessor within ten (10) days of demand, as liquidated damages, the estimated cost of servicing or repairing any such non-complying item. Such amount shall be determined by Lessor by obtaining two quotes for such service or repair work and taking their average. Lessee shall bear the cost, if any, incurred by Lessor in obtaining such quotes.

      (n) Holdover Rent. If Lessee fails to return the Aircraft (including the Records) at the time, place and in the condition specified in this Return Addendum, all of Lessee's obligations under the Lease shall continue until it is so returned to Lessor, as liquidated damages, and not as a penalty, and, in addition to all other Rent due under the Lease, Lessee shall pay to Lessor an amount equal to the greater of the fair market rent value (which for the purposes of this Section shall be as determined by Lessor) or the Daily Rent for each day after the end of the Term to, but excluding the day the Aircraft is actually returned in accordance with this Return Addendum; provided, however, that the obligation to pay any such holdover or additional rent shall neither extend the time to return, nor constitute a waiver of any Default or Event of Default arising by reason of such failure to return. Such amount shall be payable upon the earlier of Lessor's demand or the return of the Aircraft in accordance with the Lease.

      (o) Lease Termination. Lessee agrees to execute, if requested by Lessor, a lease termination statement.

      (p) Supplemental Rent. All of the amounts payable under this Return Addendum shall constitute Supplemental Rent.

      (q) Survival. The provisions of this Return Addendum shall survive the expiration, cancellation or other termination of the Lease and the return of the Aircraft to Lessor for any reason whatsoever.

      (r) Injunctive Relief. Without limiting any other terms or conditions of the Lease, the provisions of this Return Addendum are of the essence of the Lease, and upon application to any court of equity having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth herein.